                                                                    EXHIBIT 10.1

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 13, 2000, among WEIGH-TRONIX, LLC, a Delaware limited liability company ("Holdings"), SWT FINANCE B.V., a limited liability company organized under the laws of the Netherlands (the "Borrower"), WEIGH-TRONIX CANADA, ULC, a company incorporated under the laws of Nova Scotia (the "Canadian Borrower"; and collectively with the Borrower, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as sole advisor, LEHMAN BROTHERS INC. and FLEETBOSTON ROBERTSON STEPHENS INC. , as co-arrangers and co-book managers (in such capacity, the "Arrangers"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent") and FLEET NATIONAL BANK, as security agent pursuant to the terms of a Security Trust Deed (with respect to the Collateral (as defined below) located in England, Scotland and the Channel Islands), dated June 13, 2000 (the "English Security Trust Deed"), between, among others, certain parties to this Agreement, and the terms of a Security Trust Deed (with respect to the Collateral located in Ireland), dated June 13, 2000 (the "Irish Security Trust Deed"), between, among others, certain parties to this Agreement (in such capacities, the "Security Agent")

                                 W I T N E S S E T H:

          WHEREAS, the Borrower, the Canadian Borrower, certain of Holdings' other subsidiaries, the banks parties thereto and Fleet National Bank (formerly known as BankBoston, N.A.), as Fronting Lender and agent thereunder, are parties to the Revolving Credit and Term Loan Agreement, dated as of May 1, 1998 (as amended, supplemented or otherwise modified, the "Existing Credit Agreement");

          WHEREAS, Weigh-Tronix UK Limited, a limited liability company organized under the laws of England and Wales (the "Purchaser"), is party to an agreement, dated as of March 8, 2000 (the "Acquisition Agreement"), among Purchaser and Marconi Corporation plc (the "Seller"), pursuant to which the Purchaser has agreed to acquire from the Seller all of the issued and outstanding share capital of GEC Avery International Limited ("Avery") and Maatschappij van Berkel's Patent B.V. ("Berkel" and together with Avery, "Avery Berkel");

          WHEREAS, in order to finance such acquisition, to refinance certain outstanding indebtedness of Holdings and its subsidiaries and to pay fees and expenses in connection therewith, Holdings and the Borrowers have requested that the Existing Credit Agreement be amended and restated and the Lenders, the Arrangers, the Syndication Agent and the Administrative Agent are willing to so amend and restate the Existing Credit Agreement upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:
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                                                                               2


                            SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

          "Accounts Receivable": all rights of any Guarantor, Borrower or any of their Subsidiaries to payment under any contract or otherwise in respect of goods sold, leased or otherwise marketed in the ordinary course of business and all rights of any Guarantor, Borrower or any of their Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles in the country of domicile of the relevant Person.

          "Acquisition":  as defined in Section 5.1.

          "Acquisition Agreement":  as defined in the recitals hereto.

          "Acquisition Documentation": collectively, the Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

          "Adjustment Date":  as defined in the Pricing Grid.

          "Administrative Agent":  as defined in the preamble hereto.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agent, the Administrative Agent and the Security Agent, which term shall include, for purposes of Section 9 only, the Issuing Lender.

          "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit

     Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the Dollar Equivalent of the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

          "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": for each Type of Loan, the rate per annum set forth opposite such Type of Loan under the relevant column heading below:

                                                            Eurocurrency
                                          Base Rate Loans       Loans
                                          ---------------   ------------
          Revolving Credit Loans and
            Swing Line Loans                   2.25%            3.25%
          Tranche A Term Loans                 2.25%            3.25%
          Tranche B Term Loans                 2.75%            3.75%;

     provided, that on and after the first Adjustment Date, the Applicable Margins will be determined pursuant to the Pricing Grid; provided, further, that prior to the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margins shall not be reduced below the highest point on the Pricing Grid.

          "Arrangers":  as defined in the preamble hereto.

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d) or (e) of Section 7.5) which yields gross proceeds to Holdings or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000.

          "Assignee":  as defined in Section 10.6(c).

          "Assignor":  as defined in Section 10.6(c).

          "Available Revolving Credit Commitment":  with respect to any
     Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b)
     the Dollar Equivalent of such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving
     Extensions of Credit for the purpose of determining such Lender's
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                                                                               4

     Available Revolving Credit Commitment pursuant to Section 2.11(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the rate of interest per annum publicly announced by the Reference Lender as its base rate in effect at its principal office in New York City in effect on such day (the "Base Reference Rate"), (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
     Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Base Reference Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Base Reference Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

          "Benefitted Lender":  as defined in Section 10.7.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower" and "Borrowers":  as defined in the preamble hereto.

          "Borrowing Base": at the relevant time of reference thereto, an amount determined by the Administrative Agent (absent manifest error) by reference to the most recent Borrowing Base Report delivered to the Lenders and the Administrative Agent pursuant to Section 6.2(f), as adjusted pursuant to the provisions below, which is equal to the sum in Dollars, of:

          (a) 80% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

          (b) 50% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory;

     The Administrative Agent may, in its reasonable discretion, from time to time, upon ten (10) days' prior notice to the Borrowers, (x) reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Administrative Agent reasonably and in good faith determines that:
     (i) the dilution with respect of the Accounts Receivable for any period has increased in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrowers, the Guarantors or any Subsidiary has declined or (y) reduce the lending formula(s) with respect to Eligible Inventory to the extent that the Administrative Agent determines that: (i) the number of days of the turnover of the inventory of the Borrowers, the Guarantors or any Subsidiary for any period has changed in any material adverse respect, (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the inventory of the Borrowers, the Guarantors or any Subsidiary has deteriorated in any material respect or the mix of such inventory has changed materially and adversely. In determining whether to reduce the lending formula(s), the Administrative Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable or Eligible Inventory.

          "Borrowing Base Report": a Borrowing Base Report signed by the chief financial officers of the Borrowers and in substantially the form of Exhibit H hereto.

          "Borrowing Date": any Business Day specified by the relevant Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

          "Business Day":  (i) for all purposes other than as covered by clause
     (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans denominated in Dollars or Loans denominated in any Optional Currency, any day which is a Business Day described in clause (i) and which is also (x) a day for trading by and between banks in deposits in Dollars or such Optional Currency in the interbank eurodollar or eurocurrency market, as the case may be, and (y) a day on which commercial banks in the principal financial center of the country of the applicable currency are located are not authorized or required by law to close; provided, further, that when used in connection with a Loan denominated in Euro, the term "Business Day" shall mean any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euro.

          "Canadian Borrower":  as defined in the preamble hereto.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

          "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;
     (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than June 30, 2000.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": with respect to any Lender, each of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate":   1/2 of 1% per annum; provided, that on and
     after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with Holdings within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum": the Confidential Information Memorandum dated April 2000 and furnished to the initial Lenders in connection with the syndication of the Facilities.

          "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Holdings and its Subsidiaries and
     (b), without duplication, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.

          "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of calculating Consolidated EBITDA of Holdings and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by Holdings or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period and assuming adequately documented reductions in management compensation, rental expenses and, with the prior written approval of the Agents (which approval shall not be unreasonably withheld), other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such acquisition shall be deemed to have been realized on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated

     EBITDA of any Person Disposed of by Holdings or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period); provided, further, that for purposes of computing the Consolidated Leverage Ratio, Consolidated Fixed Charge Coverage Ratio and Consolidate Interest Coverage Ratio as at September 30, 2000, December 31, 2000, March 31, 2001, June 30, 2001, September 30, 2001, December 31, 2001, March 31, 2002 and June 30,
     2002, there shall be added to Consolidated EBITDA $8,000,000, $8,000,000, $8,000,000, $7,000,000, $6,000,000, $4,000,000, $2,000,000 and $1,000,000,
     respectively.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of Holdings and its Subsidiaries for such period minus the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such period on account of Capital Expenditures minus the aggregate amount of taxes paid in cash during such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of Holdings and its Subsidiaries for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of Holdings or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans), minus non-cash interest expense and amortization in such period or write-off of fees and expenses in such period relating to financing activities.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
     (a) Consolidated EBITDA of Holdings and its Subsidiaries for such period to
     (b) Consolidated Interest Expense of Holdings and its Subsidiaries for such period.

          "Consolidated Interest Expense": of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, plus, in any event, any cash dividends paid during such period with respect to the PIK Preferred Stock.

          "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of Holdings, the ratio of (c) Consolidated Total Debt on such day to (d) Consolidated EBITDA of Holdings and its Subsidiaries for such period.

          "Consolidated Leverage Ratio Stepdown Date": the first date on which the aggregate Purchase Prices of the type referred to in Section 7.8(j)(iii) expended and/or incurred in any fiscal year exceeds $10,000,000 in reliance on the proviso contained in Section 7.8(j).

          "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of Holdings and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest (a "Joint Venture"), except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions; provided, that up to $600,000 of the actual income in any fiscal year of all Joint Ventures which would otherwise be excluded from the determination of Consolidated Net Income of Holdings and its consolidated Subsidiaries pursuant to this clause (b) (without giving effect to this proviso) may be included therein, notwithstanding that such amount may not have been so received by Holdings or such Subsidiary, to the extent such amount is legally and contractually capable of being distributed to Holdings or such Subsidiary at the option of Holdings or such Subsidiary; provided, further, that, if in any subsequent period all or any portion of such amount ceases to be legally and contractually capable of being distributed to Holdings or such Subsidiary at the option of Holdings or such Subsidiary, then there shall be deducted from the determination of Consolidated Net Income of Holdings and its consolidated Subsidiaries for such period such amount or portion, as the case may be, and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Tangible Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under stockholders' equity at such date, after deducting therefrom: (i) any surplus resulting from the write-up of assets subsequent to March 31, 2000, (ii) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets, (iii) patents, trademarks, copyrights, (iv) leasehold improvements not recoverable at the expiration of a lease, and (v) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses).

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital": at any date, the difference of (a) Consolidated Current Assets on such date less (b) Consolidated Current Liabilities on such date.

          "Continuing Directors": the directors of Holdings on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director of Holdings, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Conversion Date": the date on which all or any portion of the PIK Preferred Stock is converted into the Seller Subordinated Notes in compliance with Section 7.6(g).

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Derivatives Counterparty":  as defined in Section 7.6.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollar Equivalent": on any particular date, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Administrative Agent absent manifest error) of Dollars which could be purchased by the Administrative Agent (in accordance with its normal banking practices) in the London foreign currency markets with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date.

          "Dollars" and "$":  lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of Holdings organized under the laws of any jurisdiction within the United States of America.

          "Domestic Guarantor": any of Holdings and any Domestic Subsidiary which is or becomes a party to the Guarantee and Collateral Agreement.

          "ECF Percentage": with respect to any fiscal year of Holdings, 75%; provided, that, with respect to any fiscal year of Holdings ending on or after March 31, 2002, the ECF Percentage shall be 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than
     3.75 to 1.0.

          "Eligible Accounts Receivable": the aggregate of the unpaid portions of Accounts Receivable of the Borrowers or Guarantors (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable):

          (i) that the Guarantors and Borrowers reasonably and in good faith determine to be collectible;

          (ii) that are with account debtors or other obligors that (A) are not Affiliates of the Borrowers or Guarantors, (B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, and (C) are not insolvent or involved as debtors in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Administrative Agent's reasonable judgment, creditworthy;

          (iii) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor;

          (iv) that are not subject to any Lien other than those created by the Loan Documents;

          (v) in which the Administrative Agent has a valid and perfected first priority security interest;

          (vi) that are not outstanding for more than ninety (90) days past the date of the respective invoices therefor in the case of goods or ninety
     (90) days past the end of the calendar month following the provision thereof in the case of services;

          (vii) that are not due from an account debtor or other obligor located in Minnesota unless the applicable Borrower or Guarantor (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year;

          (viii) to the extent that the Accounts Receivable owing from any single account debtor or other obligor do not exceed fifteen percent (15%) of the aggregate amount of all Accounts Receivable of the Borrowers and Guarantors owing from all account debtors and other obligors;

          (ix) that are payable in Dollars, Canadian Dollars, Australian Dollars, Sterling, Dutch Guilders, German Marks, French Francs, Swiss Francs, Belgian Francs, Italian Lira, Austrian Schillings, Spanish Pesetas, or Euro;

          (x) that are not payable from an office located in any country listed on Schedule C hereto; and

          (xi) that are not secured by a letter of credit, bank guarantee, indemnity or other similar instrument unless the Administrative Agent has a prior, perfected security interest in such instrument.

          "Eligible Inventory": with respect to the Guarantors and Borrowers, finished goods and raw materials and component parts inventory owned by such Person; provided that Eligible Inventory shall not include any inventory:

          (i) held on consignment, or not otherwise owned by such Person, or of a type no longer sold by such Person;

          (ii) which has been returned by a customer and is unavailable for sale to another customer or is damaged or is held under any title retention arrangements or subject to any legal encumbrance other than Liens permitted by Section 7.3;

          (iii) which is not in the possession of such Person unless the Administrative Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Administrative Agent;

          (iv) which is held by such Person on property leased by such Person, unless the Administrative Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Administrative Agent; provided, however, the Borrowers shall not be required to satisfy the requirements of this paragraph (iv) until the date which is 60 days after the Closing Date or such later date as approved by the Administrative Agent;

          (v) as to which appropriate Uniform Commercial Code financing statements showing such Guarantor or Borrower as debtor and the Administrative Agent as secured party have not been filed in the proper filing office or offices (or other appropriate steps under applicable law have not been taken) in order to perfect the Administrative Agent's security interest therein;

          (vi) which has been shipped to a customer of such Guarantor or Borrower regardless of whether such shipment is on a consignment basis;

          (vii) which is not located within the United States of America, the United Kingdom, the Netherlands, Canada or Australia; or

          (viii) which the Administrative Agent reasonably deems to be obsolete or not marketable.

          "EMU":  the Economic and Monetary Union as contemplated in the Treaty.

          "EMU Legislation": legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states.

          "English Security Trust Deed":  as defined in the preamble hereto.

          "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Euro" and "(EURODOLLAR)": the single currency of Participating Member States introduced in accordance with the provisions of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds.

          "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Loan denominated in Dollars or any Optional Currency, the rate per annum equal to the rate at which the Reference Lender is offered deposits in Dollars or such Optional Currency, as the case may be, at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted with respect to the relevant currency for delivery on the first day of such Interest Period for the number of days comprised therein, plus the Mandatory Cost.

          "Eurocurrency Loans": Loans for which the applicable rate of interest is based upon the Eurocurrency Rate.

          "Eurocurrency Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurocurrency Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurocurrency Tranche": the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excepted UK Subsidiaries": the collective reference to Hallamshire Ltd., Deben Systems Ltd. and G.W.S. Weighing Systems Limited.

          "Excess Cash Flow": for any fiscal year of Holdings, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of Holdings minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of Holdings and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder),
     (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of Holdings; provided, that the determination of Excess Cash Flow for the fiscal year ended March 31, 2001 shall be made for the period from July 1, 2000 through and including March 31, 2001.

          "Excess Cash Flow Application Date":  as defined in Section 2.14(c).

          "Excluded Subsidiaries": any Foreign Subsidiary in respect of which the guaranteeing by such Subsidiary of the Obligations or the provision of other credit support by such Subsidiary for the Obligations, would, in the good faith judgment of Holdings, be legally prohibited without the following of certain procedures which are, in the opinion of the Agents, not reasonably available to Holdings or any of its Subsidiaries.

          "Existing Credit Agreement":  as defined in the recitals hereto.

          "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"),
     (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Collateral Documents": the documents set forth on Schedule A hereto, together with any further security documents executed by any Foreign Guarantor or by any Domestic Guarantor which owns the Capital Stock of a Foreign Subsidiary pursuant to Section 6.9.

          "Foreign Guarantees": the documents set forth on Schedule B hereto, together with any document, instrument or agreement entered into after the Closing Date pursuant to 6.9 providing for the guarantee of all or any part of the Obligations by any Foreign Subsidiary.

          "Foreign Guarantor": any Foreign Subsidiary that is a party to a Foreign Guarantee.

          "Foreign Subsidiary": any Subsidiary of Holdings that is not a Domestic Subsidiary.

          "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of Holdings (e.g., FQ1 2001 means the first fiscal quarter of Holdings' 2001 fiscal year, which ends June 30,
     2001).

          "Fronted Loans": that portion of the Revolving Credit Loans which is funded by the Fronting Lender and is not funded directly by another Lender.

          "Fronting Fee":  as defined in Section 2.11(b).

          "Fronting Lender": Fleet National Bank, acting through its London branch, as Fronting Lender and any other Person who replaces Fleet National Bank as Fronting Lender pursuant to the provisions of Sections 2.6 and 2.7; provided, that for purposes of this Agreement, in the event the Fronting Lender is also a Lender, such Person's funding requirements in its capacity as Fronting Lender shall not include its independent requirement in its individual capacity to fund as a Lender.

          "Fronting Loan Event": a "Fronting Loan Event" shall be deemed to occur if at any time it should become illegal or would violate any law, order, regulation or policy (including without limitation any internal banking or other lending policy of the Fronting Lender) or would otherwise not be practicable for the Fronting Lender to hold the Fronted Loans.

          "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

          "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of
     Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by each Domestic Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors": the collective reference to each Domestic Guarantor and each Foreign Guarantor.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by Holdings or its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries that (1) is mandatorily redeemable on any date prior to the date which is six months after the final maturity date of the Term Loans and (2) is held by any Person other than the issuer thereof and its Wholly Owned Subsidiaries.

          "Indemnified Liabilities":  as defined in Section 10.5.

          "Indemnitee":  as defined in Section 10.5.

          "Initial Public Offering": an underwritten public offering by Holdings of Capital Stock of Holdings or any Subsidiary or parent thereof pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

                    (iii) any Interest Period that begins on the last
          Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

          "Investments":  as defined in Section 7.8.

          "Irish Security Trust Deed":  as defined in the preamble hereto.

          "Issuing Lender":  Fleet National Bank.

          "L/C Commitment":  $10,000,000.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

          "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

          "Lenders": as defined in the preamble hereto, and, in any event, to include, unless the context otherwise requires, the Fronting Lender.

          "Letter of Credit Application":  as defined in Section 3.1(a).

          "Letter of Credit Fee":  as defined in Section 3.6.

          "Letter of Credit Participation":  as defined in Section 3.1(d).

          "Letters of Credit":  as defined in Section 3.1(a).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Security Documents, the Letter of Credit Applications and the Notes.

          "Loan Parties": Holdings, the Borrowers and each Subsidiary of Holdings that is a party to a Loan Document.

          "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

          "Mandatory Cost" means, with respect to any Lender, the cost imputed to such Lender of compliance with the requirements of the Bank of England, the Financial

     Services Authority and/or the European Central Bank during the relevant Interest Period, determined in accordance with Schedule C.

          "Material Adverse Effect": (i) when used on the Closing Date, shall mean a material adverse condition or material adverse change in or affecting (a) the Acquisition, (b) the condition (financial or otherwise), results of operation, assets, liabilities or management (collectively, the "Business") of Avery Berkel and their Subsidiaries, taken as a whole, or that calls into question in any material respect the accuracy of the Projections or any of the material assumptions on which the Projections were prepared to the extent that, as the Projections relate to Avery Berkel and their Subsidiaries, they present a no more favorable picture of Avery Berkel and their Subsidiaries, taken as a whole, than the projections provided to Holdings by the Seller, (c) the Business of Holdings and its Subsidiaries, taken as a whole, which could reasonably be determined to constitute a material adverse condition or material adverse change in or affecting the Business of the Company and Avery Berkel and their respective Subsidiaries, taken as a whole, or (d) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder, and (ii) when used at any time after the Closing Date, shall mean a material adverse effect on
     (c) the Acquisition, (d) the business, assets, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (e) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Mortgaged Properties": the real properties listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "National Currency Unit": the unit of currency (other than the Euro) of a Participating Member State.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and
     (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.

          "Non-Excluded Taxes":  as defined in Section 2.22(a).

          "Non-U.S. Lender":  as defined in Section 2.22(d).

          "Note":  any promissory note evidencing any Loan.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to an Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise; provided, that (i) obligations of the Borrowers or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and
     (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "Optional Currency": Sterling and Euro, so long as such currency is freely convertible into Dollars and is traded on any recognized eurocurrency interbank market selected by the Administrative Agent in good faith.

          "Optional Currency Sublimit":  $25,000,000.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Overnight Rate": for any day, (a) as to Loans or Letters of Credit denominated in Dollars, the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent, and (b) as to Loans or Letters of Credit denominated in an Optional Currency, the rate of interest per annum at which overnight deposits in the applicable Optional Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent to major banks in the London interbank market.

          "Participant":  as defined in Section 10.6(b).

          "Participating Member State": a member state of the European Communities that adopts the Euro as its currency in accordance with EMU Legislation.

          "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Investors": the collective reference to the Sponsor and its Control Investment Affiliates.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PIK Preferred Stock": the 12% Senior Exchangeable PIK Preferred Stock of Holdings.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which Holdings or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid":  the pricing grid attached hereto as Annex A.

          "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

          "Projections":  as defined in Section 6.2(c).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Purchase": any acquisition, whether in a single transaction or series of related transactions, by Holdings or any one or more of its Subsidiaries of (a) all or a substantial part of the assets, or of a business, unit or division, of any Person, whether through purchase of assets or securities, by merger or otherwise; (b) any Person that becomes a Subsidiary after giving effect to such acquisition; or (c) control (as defined in clause (b) of the definition of "Affiliate") of a partnership, joint venture or other Person.

          "Purchase Price": with respect to any Purchase, the sum (without duplication) of (a) the amount of cash paid by Holdings and its Subsidiaries in connection with such Purchase, (b) the sum of (i) the value (as determined for purposes of such Purchase in accordance with the applicable acquisition agreement) of all Capital Stock of Holdings issued or given as consideration in connection with such Purchase and (ii) the Qualified Net Cash Equity Proceeds applied to finance such Purchase, (c) the principal amount (or, if less, the accreted value) at the time of such Purchase of all Indebtedness incurred, assumed or acquired by Holdings and its Subsidiaries in connection with such Purchase, (d) all additional purchase price amounts in connection with such Purchase in the form of earnouts, deferred purchase price and other contingent obligations that should be recorded as a liability on the balance sheet of Holdings and its Subsidiaries in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the United States Securities and Exchange Commission, (e) all amounts paid by Holdings and its Subsidiaries in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Purchase, and (f) the aggregate fair market value of all other consideration given by Holdings and its Subsidiaries in connection with such Purchase.

          "Purchase Price Refund": any amount received by Holdings or any Subsidiary as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by Holdings or any Subsidiary.

          "Qualified Net Cash Equity Proceeds": the Net Cash Proceeds of any offering of Capital Stock of Holdings so long as (a) such offering was made in express contemplation of a Purchase, (b) such Capital Stock is not mandatorily redeemable and (c) such Purchase is consummated within 90 days after receipt by Holdings of such Net Cash Proceeds.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any of its Subsidiaries.

          "Reference Lender":  Fleet National Bank.

          "Refunded Swing Line Loans":  as defined in Section 2.9.

          "Refunding Date":  as defined in Section 2.9.

          "Register":  as defined in Section 10.6(d).

          "Regulation H": Regulation H of the Board as in effect from time to time.

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.2 for amounts drawn under Letters of Credit issued by the Issuing Lender.

          "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.14(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale, Purchase Price Refund or Recovery Event in respect of which Holdings has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that Holdings (through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets useful in its business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount with respect to which a binding, irrevocable commitment to make a particular expenditure to acquire assets useful in Holdings' business has been entered into prior to the relevant Reinvestment Prepayment Date and which are actually expended by the date which is the later to occur of (a) one year after such Reinvestment Event and (b) 90 days after the entry into such commitment.

          "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which Holdings shall have determined not to, or shall have otherwise ceased to, acquire assets useful in Holdings' business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. (S) 4043.

          "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the Dollar Equivalent of the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Dollar Equivalent of the Total Revolving Extensions of Credit then outstanding.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer": the chief executive officer, president or chief financial officer of Holdings.

          "Restricted Payments":  as defined in Section 7.6.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans (or, in the case of Revolving Credit Loans denominated in any Optional Currency, to purchase a risk participation from the Fronting Lender in such Revolving Credit Loans made to the Borrower by the Fronting Lender pursuant to Section 2.6) and participate in Swing Line Loans and Letters of Credit, the Dollar Equivalent of which is in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $50,000,000.

          "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

          "Revolving Credit Loans":  as defined in Section 2.4.

          "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

          "Revolving Credit Termination Date":  June 30, 2005.

          "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the Dollar Equivalent of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the Dollar Equivalent of the aggregate principal amount of Swing Line Loans then outstanding.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "Security Agent": as defined in the preamble hereto.

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Foreign Collateral Documents, the Foreign Guarantees and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document or under any Specified Hedge Agreement.

          "Seller": as defined in the recitals hereto.

          "Seller Subordinated Notes":  as defined in Section 7.6(g).

          "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower and the Guarantors in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or the Guarantors in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "Senior Subordinated Notes": the subordinated notes of the Borrower issued on the Closing Date pursuant to the Senior Subordinated Note Indenture.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such

     Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control": a "Change of Control", or like event, as defined in the Senior Subordinated Note Indenture.

          "Specified Hedge Agreement":  any Hedge Agreement (a) entered into by
     (i) Holdings or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, as counterparty and (b) that has been designated by such Lender and Holdings, by notice to the Administrative Agent and the Syndication Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge shall not create in favor of the Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement, any Foreign Guarantee or any Foreign Collateral Document.

          "Sponsor": Berkshire Partners, LLC, a Massachusetts limited liability company.

          "Sterling" and "(Pounds)": pounds sterling in lawful currency of the United Kingdom.

          "Subsequent Participant": any member state that adopts the Euro as its lawful currency after the date hereof.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

          "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.8 in an aggregate principal amount at any one time outstanding not to exceed $7,000,000.

          "Swing Line Lender": Fleet National Bank, in its capacity as the lender of Swing Line Loans.

          "Swing Line Loans":  as defined in Section 2.8.

          "Swing Line Participation Amount":  as defined in Section 2.9.

          "Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

          "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

          "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

          "Total Net Assets": of any Person at any time, the book value of all assets of such Person at such time determined on a consolidated basis in accordance with GAAP.

          "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

          "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "Tranche A Term Loan":  as defined in Section 2.1.

          "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, the obligation of such Lender to make Tranche A Term Loans to the Borrower hereunder in Dollars and Sterling, the Dollar Equivalent of the principal amounts of which shall not exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Tranche A Term Loan Lender's name on Schedule 1 to the Lender Addendum delivered by such Tranche A Term Loan Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate principal amount of the Tranche A Term Loan Commitments is $30,000,000.

          "Tranche A Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

          "Tranche A Term Loan Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder a Tranche A Term Loan.

          "Tranche A Term Loan Percentage": as to Tranche A Term Loan Lender at any time, the percentage which such Lender's aggregate Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments of all of the Tranche A Term Loan Lenders (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans of all the Tranche A Term Loan Lenders then outstanding).

          "Tranche B Term Loan":  as defined in Section 2.1.

          "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Lender to make Tranche A Term Loans to the Borrower and the Canadian Borrower hereunder in Dollars and Sterling, the Dollar Equivalent of the principal amounts of which shall not exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $40,000,000.

          "Tranche B Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

          "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

          "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's aggregate Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments of all the Tranche B Term Loan Lenders (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans of all of the Tranche B Term Loan Lenders then outstanding).

          "Transferee":  as defined in Section 10.15.

          "Treaty": the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1987, the Maastricht Treaty (the Treaty on European Union) (which was signed on February 7, 1992 and came into force on November 1, 1993) and the Treaty of Amsterdam (which was signed on October 2, 1997) and as may, from time to time, be further amended, supplemented or otherwise modified.

          "Type": as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.

          "Wholly Owned Guarantor": any Guarantor that is a Wholly Owned Subsidiary of Holdings.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) the Tranche A Term Loan Lenders severally agree to make term loans in Dollars and Sterling (each, a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount for each Tranche A Term Loan Lender not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) the Tranche B Term Loan Lenders severally agree to make term loans in Dollars and Sterling (each, a "Tranche B Term Loan") to the Borrower and the Canadian Borrower on the Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender; provided, that the Canadian Borrower may only borrow up to $5,000,000 under the Tranche B Term Loan Commitment. The Term Loans made in Dollars may from time to time be Eurocurrency Loans or Base Rate Loans and the Term Loans made in Sterling shall be made and maintained as Eurocurrency Loans, in each case as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.15.

          2.2 Procedure for Term Loan Borrowing. The Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 10:00 A.M., New York City time, three Business Days prior to the anticipated Closing Date, in the case of Eurocurrency Loans denominated in Dollars, (ii) prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date, in the case of Base Rate Loans and (iii) prior to 10:00 A.M., London time, three Business Days prior to the anticipated Closing Date, in the case of Eurocurrency Loans denominated in Sterling), in each case, requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount and currency to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 11:00 A.M., New York time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrowers the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

          2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Lender shall mature in 20 consecutive quarterly installments, commencing on September 30, 2000, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the initial aggregate principal amount of Tranche A Term Loans (ratably between the Tranche A Term Loans made in Dollars and the Tranche A Term Loans made in Sterling):

           Installment                    Percentage
           -----------                    ----------
           September 30, 2000                1.25%
           December 31, 2000                 1.25%
           March 31, 2001                    1.25%
           June 30, 2001                     1.25%
           September 30, 2001                2.50%
           December 31, 2001                 2.50%
           March 31, 2002                    2.50%
           June 30, 2002                     2.50%
           September 30, 2002                3.75%
           December 31, 2002                 3.75%
           March 31, 2003                    3.75%
           June 30, 2003                     3.75%
           September 30, 2003                5.00%
           December 31, 2003                 5.00%
           March 31, 2004                    5.00%
           June 30, 2004                     5.00%
           September 30, 2004               12.50%
           December 31, 2004                12.50%
           March 31, 2005                   12.50%
           June 30, 2005                    12.50%

          (b) The Tranche B Term Loan of each Tranche B Lender shall mature in 28 consecutive quarterly installments, commencing on September 30, 2000, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the initial aggregate principal amount of Tranche B Term Loans (ratably between the Tranche B Term Loans made in Dollars and the Tranche B Term Loans made in Sterling and ratably between the Tranche B Term Loans made to the Borrower and the Tranche B Term Loans made to the Canadian Borrower):

           Installment                   Percentage
           -----------                   ----------
           September 30, 2000              0.1875%
           December 31, 2000               0.1875%
           March 31, 2001                  0.1875%
           June 30, 2001                   0.1875%
           September 30, 2001                0.25%
           December 31, 2001                 0.25%

           March 31, 2002                    0.25%
           June 30, 2002                     0.25%
           September 30, 2002                0.25%
           December 31, 2002                 0.25%
           March 31, 2003                    0.25%
           June 30, 2003                     0.25%
           September 30, 2003                0.25%
           December 31, 2003                 0.25%
           March 31, 2004                    0.25%
           June 30, 2004                     0.25%
           September 30, 2004              0.3125%
           December 31, 2004               0.3125%
           March 31, 2005                  0.3125%
           June 30, 2005                   0.3125%
           September 30, 2005               11.25%
           December 31, 2005                11.25%
           March 31, 2006                   11.25%
           June 30, 2006                    11.25%
           September 30, 2006               12.50%
           December 31, 2006                12.50%
           March 31, 2007                   12.50%
           June 30, 2007                    12.50%

          2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower in Dollars and any Optional Currency from time to time during the Revolving Credit Commitment Period so long as, after giving effect thereto, (A) the Available Revolving Credit Commitment of each Revolving Credit Lender would be equal to or greater than zero, (B) the Total Revolving Extensions of Credit denominated in any Optional Currency would not exceed the Optional Currency Sublimit and (C) the Total Revolving Extensions of Credit would not exceed the Borrowing Base.
During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided, that notwithstanding anything to the contrary contained herein, with respect to any Revolving Credit Loan denominated in any Optional Currency, each Lender's Revolving Credit Percentage of the amount of such Revolving Credit Loan shall be fronted by the Fronting Lender (with each Revolving Credit Lender hereby agreeing to participate in the risk associated with such Revolving Credit Loan in accordance with Section 2.6). The Revolving Credit Loans made in Dollars may from time to time be Eurocurrency Loans or Base Rate Loans and the Revolving Credit Loans made in Sterling and Euro shall be made and maintained as Eurocurrency Loans, in each case, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.5 and 2.15, provided that no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5  Procedure for Revolving Credit Borrowing.   The Borrower may
borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in Dollars, (ii) prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans and (iii) prior to 12:00 Noon, London time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in Sterling or Euro), specifying (x) the amount, currency and Type of Revolving Credit Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Eurocurrency Loans, the length of the initial Interest Period therefor. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurocurrency Loans, 1,000,000 units of the relevant currency or a whole multiple of 500,000 units in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.9. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender and the Fronting Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office (i) prior to 12:00 Noon, New York City time, in the case of Loans denominated in Dollars, and (ii) prior to 12:00 Noon, London time, in the case of Loans denominated in Sterling or Euro in each case, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent; provided, that, to the extent such Revolving Credit Loan is to be made in any Optional Currency, the Revolving Credit Lenders shall not be required to so make available its Revolving Credit Percentage of such Revolving Credit Loan, and, in reliance on the agreement of each Revolving Credit Lender to participate in the risk associated with such Revolving Credit Loan in accordance with Section 2.6, such Revolving Credit Loan will be provided entirely by the Fronting Lender to the Administrative Agent in the manner described above. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          2.6 Fronting Provisions for Revolving Credit Loans. As promptly as practicable following each date upon which the Administrative Agent receives a payment of interest hereunder on account of a Revolving Credit Loans denominated in any Optional Currency, the Administrative Agent shall distribute to the Fronting Lender such amount. Promptly upon receipt of such amount, the Fronting Lender shall convert into Dollars (based upon the actual exchange rate then applicable to the Fronting Lender) the amount equal to the portion of such interest payment which constitutes the Applicable Margin thereof (or, with respect to each Revolving Credit Lender which funded the purchase of a participating interest in such Revolving Credit Loan pursuant to Section 2.7, such Revolving Credit Lender's applicable Revolving Credit Percentage of the full amount of such interest payment applicable to the period commencing upon such funding). In consideration of the agreement of the Revolving Credit Lenders to purchase participating interests in the Revolving Credit Loans denominated in any

Optional Currency, the Fronting Lender hereby agrees to pay to the Administrative Agent, for the ratable accounts of each Revolving Credit Lender, a risk participation fee in an amount equal to the proceeds received by the Fronting Lender from such conversion into Dollars; provided, however, that with respect to each Revolving Credit Lender which has funded the purchase of participating interests in the Revolving Credit Loans on account of which such interest was paid pursuant to Section 2.7, the Fronting Lender shall instead pay to the Administrative Agent, for the account of such Revolving Credit Lender which has so funded such purchase, the amount equal to such Revolving Credit Lender's applicable Revolving Credit Percentage of the proceeds received by the Fronting Lender from such conversion. Such amount shall be payable in Dollars on the date upon which the Fronting Lender receives the proceeds of such conversion.

          2.7 Contingent Funding Arrangements. (a) Each of the Revolving Credit Lenders hereby unconditionally and irrevocably agrees to purchase (in Dollars) an undivided participating interest in its ratable share, determined by reference to its Revolving Credit Percentage, of all Revolving Credit Loans denominated in an Optional Currency made by the Fronting Lender as the Administrative Agent may at any time request, provided that:

          (i) the Administrative Agent and the Fronting Lender hereby agree that, unless an Event of Default has occurred and is continuing or a Fronting Loan Event has occurred, such Persons will not request any such purchase of participating interests; and

          (ii) in the event that any Event of Default specified in Section 8(f) shall have occurred with respect to the Borrower, each Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Revolving Credit Loans denominated in an Optional Currency made by the Fronting Lender to the Borrower.

          (b) Any such request shall be made in writing to each Revolving Credit Lender and shall specify the amount of Dollars (based upon the actual exchange rate at which the Administrative Agent anticipates being able to obtain the relevant Optional Currency on the relevant date, with any excess payment being refunded to the Revolving Credit Lenders and any deficiency remaining payable by the Revolving Credit Lenders) required from such Revolving Credit Lender in order to effect the purchase by such Revolving Credit Lender of a participating interest in the amount equal to its applicable Revolving Credit Percentage times the aggregate then outstanding principal amount (in the applicable Optional Currency) of the Revolving Credit Loans denominated in an Optional Currency which have been fronted by the Fronting Lender. Promptly upon receipt of such request, each Revolving Credit Lender shall deliver to the Administrative Agent (in immediately available funds) the amount so specified by the Administrative Agent. The Administrative Agent shall convert such amounts into the relevant Optional Currency and shall promptly deliver the proceeds of such conversion to the Fronting Lender in immediately available funds. Promptly following receipt thereof, the Fronting Lender will deliver to each Revolving Credit Lender (through the Administrative Agent) a certificate setting forth the amount of the Revolving Credit Loans purchased by such Revolving Credit Lender, dated the date of receipt of such funds and in such amount.

          (c) From and after such purchase, (i) all outstanding Revolving Credit Loans (whether denominated in Dollars or the relevant Optional Currency and including those

Revolving Credit Loans advanced by the Fronting Lender) shall be deemed to have been converted into Base Rate Loans denominated in Dollars (with such conversion constituting, for purposes of Section 2.23, a conversion of a Revolving Credit Loan of one Type into a Revolving Credit Loan of another Type prior to the expiration of the relevant Interest Period), (ii) any further Revolving Credit Loans to be made to the Borrower shall be made in Dollars by each Revolving Credit Lender in accordance with each such Revolving Credit Lender's applicable Revolving Credit Percentage, (iii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Revolving Credit Loans (including any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Revolving Credit Loans had originally been made in Dollars and shall be distributed by the Administrative Agent to the Revolving Credit Lenders, on account of such participating interests.

          (d)  Notwithstanding anything to the contrary contained in this
Section 2.7, the failure of any Revolving Credit Lender to purchase its participating interest in any Revolving Credit Loans shall not relieve any other Revolving Credit Lender of its obligations hereunder to purchase its participating interest in a timely manner, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to purchase the participating interest to be purchased by such other Revolving Credit Lenders on any date.

          (e) If any amount required to be paid by any Revolving Credit Lender pursuant to Section 2.7(a) is not paid to the Administrative Agent within one Business Day following the date upon which such Revolving Credit Lender receives a request from the Administrative Agent that such Revolving Credit Lender fund its participating interest relating to such Revolving Credit Loan, such Revolving Credit Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Administrative Agent, during the period from and including the date such payment is required to be made to the date on which such payment is immediately available to the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Revolving Credit Lender pursuant to Section 2.7(a) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Revolving Credit Lender receives a request from the Administrative Agent that such Revolving Credit Lender fund its participating interest relating to such Revolving Credit Loan, the Administrative Agent shall be entitled to recover from the Borrower, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans which are Base Rate Loans. A certificate from the Administrative Agent submitted to any Revolving Credit Lender with respect to any amounts owing under this Section 2.7(e) shall be conclusive in the absence of manifest error. Amounts payable by any Revolving Credit Lender pursuant to this Section 2.7(e) shall be paid to the Administrative Agent, for the account of the Fronting Lender; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Revolving Credit Lender the amounts owing to the Fronting Lender, then the amounts shall be paid to the Administrative Agent, for its own account.

          (f) Whenever, at any time after the Fronting Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Revolving

Credit Loan pursuant to Section 2.7(e) above, the Fronting Lender receives any payment on account thereof, such Fronting Lender will distribute to the Administrative Agent, for the account of such Revolving Credit Lender, such Revolving Credit Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in like funds received; provided, however, that in the event that any such payment received by the Fronting Lender is required to be returned, such Revolving Credit Lender will return to the Fronting Lender any portion thereof previously distributed by the Fronting Lender to the Revolving Credit Lender in like funds as such payment is required to be returned by the Fronting Lender.

          (g) Each Revolving Credit Lender's obligation to purchase participating interests pursuant to this Section 2.7 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Fronting Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Person party hereto; (iv) any breach of any of the Loan Documents by any Person; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (h) The Fronting Lender may resign at any time by giving sixty days' prior written notice thereof to the Revolving Credit Lenders and the Borrower. Upon any such resignation, the Majority Facility Lenders in respect of the Revolving Credit Facility shall have the right to appoint a successor Fronting Lender. Unless a Default or Event of Default shall have occurred and be continuing, such successor Fronting Lender shall be reasonably acceptable to the Borrower. If no successor Fronting Lender shall have been so appointed by the Majority Facility Lenders in respect of the Revolving Credit Facility and shall have accepted such appointment within thirty days after the retiring Fronting Lender's giving of notice of resignation, then the retiring Fronting Lender may, on behalf of the Revolving Credit Lenders, appoint a successor Fronting Lender, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Fronting Lender hereunder by a successor Fronting Lender, such successor Fronting Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Fronting Lender, and the retiring Fronting Lender shall be discharged from its duties and obligations hereunder. After any retiring Fronting Lender's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Fronting Lender.

          2.8 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans in Dollars ("Swing Line Loans") a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that
(i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect), (ii) the

Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero and (iii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the Total Revolving Extensions of Credit would exceed the Borrowing Base. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

          (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

          2.9 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) The Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 11:00 A.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $250,000 or a whole multiple of $100,000 in excess thereof. Not later than the close of business in New York City on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan in Dollars, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.9(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.9(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.9(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.9(b) and to purchase participating interests pursuant to Section 2.9(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.10 Repayment of Loans; Evidence of Debt. (a) Each Borrower (or, in the case of clauses (ii) and (iii) below, the Borrower) hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender, on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8),
(ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender made to such Borrower, in installments according to the amortization schedule set forth in
Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.17. Except as otherwise provided herein, the principal amount of each Loan (and any interest thereon) shall be repayable in the currency in which such Loan was made.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount and currency of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the relevant Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.10(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

          (e) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the relevant Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

          2.11 Commitment Fees, Fronting Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Fronting Lender for the account of the Fronting Lender a fronting fee (the "Fronting Fee") calculated at the rate of 1/8 of 1% per annum on the average principal amount of Fronted Loans outstanding (including amounts requested) during each calendar quarter or portion thereof from the Closing Date to the date of repayment of such Fronted Loans. The Fronting Fee shall be payable in arrears on each Interest Payment Date pertaining to such Fronted Loans for the immediately preceding Interest Period.

          (c) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower (or any of its affiliates) and the Syndication Agent.

          (d) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower (or any of its affiliates) and the Administrative Agent.

          2.12 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.13 Optional Prepayments. (a) The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurocurrency Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or Base Rate Loans; provided, that (i) if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.23 and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of 500,000 units of the relevant currency or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          2.14 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock (other than Capital Stock issued to (i) any Permitted Investor or other shareholder of Holdings which was a shareholder on the Closing Date, (ii) employees of Holdings or any of its Subsidiaries within seven months following the Closing Date for an aggregate amount of Net Cash Proceeds not to exceed $650,000 or (iii) any employee or director of Holdings or any Subsidiary pursuant to any stock option plan approved by the Board of Directors of Holdings in the ordinary course of business and consistent with past practices for an aggregate amount of Net Cash Proceeds not to exceed $500,000 during any consecutive 12-month period) shall be issued, or Indebtedness (excluding any Indebtedness incurred in accordance with Section 7.2) incurred, by Holdings or any of its Subsidiaries, on the date of such issuance or incurrence, the Term Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.14(e).

          (b) If on any date Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on such date the Term Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.14(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date the Term Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.14(e).

          (c) If, for any fiscal year of Holdings commencing with the fiscal year ending March 31, 2001, there shall be Excess Cash Flow, on the relevant Excess Cash Flow Application Date, the Term Loans shall be prepaid by an amount equal to the ECF Percentage of such Excess Cash Flow, as set forth in Section 2.14(e). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of Holdings referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d)  If, other than as a result of the circumstances described in
Section 2.27, the Total Revolving Extensions of Credit shall at any time exceed the lesser of (i) the Total Revolving Credit Commitments then in effect and (ii) the Borrowing Base then in effect, the Borrower shall immediately repay outstanding Revolving Extensions of Credit by at least the amount equal to such excess, as set forth in Section 2.14(e), with any such repayment being applied, first, to repay any then outstanding Swing Line Loans, second, to repay any then outstanding Revolving Credit Loans and, third, to cash collateralize the L/C Obligations in a manner reasonably satisfactory to the Administrative Agent.

          (e) The application of any prepayment of Loans under any Facility pursuant to this Section shall be made, first, to Base Rate Loans under such Facility and, second, to Eurocurrency Loans under such Facility. Each prepayment of the Loans under this Section shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (f) Notwithstanding anything contained in this Agreement, in no event shall the aggregate of (x) the mandatory prepayments with respect to the Loans made to the Canadian Borrower made on or before the fifth anniversary of the Closing Date (the "Fifth Anniversary") pursuant to this Section 2.14 and (y) the scheduled repayments with respect to such Loans made on or before the Fifth Anniversary pursuant to Section 2.3(b) exceed 25% of the principal amount of such Loans made on the Closing Date (the "Threshold Amount"). Any amount otherwise required to be paid in respect of such Loans pursuant to Sections 2.3(b) and 2.14 in excess of the Threshold Amount (the "Excess Amount") shall not be required to be paid under such Sections at the times prescribed therein. The Excess Amount will instead be paid on the First Business Day after the Fifth Anniversary or upon an Event of Default pursuant to Section 8.

          2.15 Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurocurrency Loans denominated in Dollars to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may be made only on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurocurrency Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) The Borrowers may elect to continue any Eurocurrency Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan under a particular Facility may be continued as such
(i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrowers shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, any such Eurocurrency Loans denominated in Dollars shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and any such Eurocurrency Loans denominated in any Optional Currency shall be automatically continued as Eurocurrency Loans on the last day of such then expiring Interest Period with a new Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.16 Minimum Amounts and Maximum Number of Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to approximately the Dollar Equivalent of $5,000,000 or a whole multiple of approximately the Dollar Equivalent of $1,000,000 in excess thereof and (b) no more than ten Eurocurrency Tranches shall be outstanding at any one time.

          2.17 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or if at any time any other Event of Default shall have occurred and be continuing, all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations denominated in Dollars, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2% and in the case of Reimbursement Obligations denominated in Sterling or Euro, the rate applicable to Eurocurrency Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans, in the case of amounts due in Dollars, and Eurocurrency Loans, in the case of amounts due in Sterling or Euro, in each case, under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans, in the case of amounts due in Dollars, and Eurocurrency Loans, in the case of amounts due in Sterling or Euro, in each case, under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          2.18 Computation of Interest and Fees. (a) Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, (i) with respect to Base Rate Loans on which interest is calculated on the basis of the Base Reference Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and (ii) with respect to Loans denominated in Sterling, the interest rate thereon shall be calculated on the basis of a 365-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.17(a).

          (c) For the purposes of the Interest Act (Canada), whenever any interest, fee or commission payable under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          2.19 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate with respect to the currency in which a Loan or a requested Loan is denominated (the "Affected Currency") for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate determined or to be determined with respect to the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (w) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans in Dollars, (x) any Loans under the relevant Facility denominated in Dollars that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as Base Rate Loans, (y) any outstanding Eurocurrency Loans under the relevant Facility denominated in Dollars shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility denominated in any Optional Currency shall be repaid on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

          2.20 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee or Letter of Credit Fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

          (b) Each mandatory prepayment required by Section 2.14 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Subject to Section 2.14(f), each mandatory prepayment to be applied to the Tranche B Term Loans shall be allocated among the Tranche B Term Loans outstanding to the Borrower and the Tranche B Term Loans outstanding to the Canadian Borrower pro rata according to the respective outstanding principal amounts of such Tranche B Term Loans. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender.

          (d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, in the case of payments made in Dollars, and 12:00 Noon, London time, in the case of payments made in Sterling and Euro, in each case, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in immediately available funds. Any payment made by the Borrowers after 12:00 Noon, local time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to (i) the daily average Federal Funds Effective Rate, in the case of Loans denominated in Dollars, and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds, in the case of

Loans denominated in any Optional Currency, in each case, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover on demand from the relevant Borrower such amount with interest thereon at (i) the rate per annum applicable to Base Rate Loans under the relevant Facility, in the case of Loans denominated in Dollars, or (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds plus the Applicable Margin applicable to Eurocurrency Loans under the Revolving Credit Facility, in the case of Loans denominated in Sterling or Euro.

          (f) Unless the Administrative Agent shall have been notified in writing by a Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to (i) the daily average Federal Funds Effective Rate, in the case of Loans denominated in Dollars, and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds, in the case of Loans denominated in any Optional Currency. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against either Borrower.

          2.21 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Letter of Credit Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.22 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the relevant Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the relevant Borrower(s) (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.22 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.22(a).

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter the relevant Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.22 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to
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                                                                              51

which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          2.23 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to a Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.24 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert Base Rate Loans to Eurocurrency Loans shall forthwith be canceled,
(b) such Lender's Loans then outstanding as Eurocurrency Loans denominated in Dollars, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) such Lender's Loans then outstanding as Eurocurrency Loans denominated in Sterling or Euro, if any, shall be repaid on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion or repayment of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.23.
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                                                                              52

          2.25 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.21, 2.22(a) or
2.24 with respect to such Lender, it will, if requested by a Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.21, 2.22(a) or 2.24.

          2.26 Change in Borrowing Base. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 2.2(g)) by the Administrative Agent by reference to the Borrowing Base Report. The Administrative Agent shall give to the Borrower written notice of any change in the Borrowing Base determined by the Administrative Agent. In the case of a reduction in the lending formula with respect to Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective five days after its receipt by the Borrower, and in the case of any change in the general criteria for Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective upon its receipt by the Borrower. Prior to the time that such notice becomes effective, the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

          2.27 Prepayments Required Due to Currency Fluctuation. (a) Not later than 1:00 p.m., New York City time, on the last Business Day of each calendar month (the "Calculation Date"), the Administrative Agent shall determine the Dollar Equivalent of the Total Revolving Extensions of Credit as of such date. The Dollar Equivalent so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date. In the event there are any Revolving Credit Loans or Letters of Credit outstanding on a Calculation Date which are denominated in any Optional Currency, the Administrative Agent shall on the Reset Date immediately following such Calculation Date provide the Lenders and Borrower with calculations of the Dollar Equivalent of such Revolving Credit Loans and Letters of Credit as of such Calculation Date.

          (b) If, as a result of fluctuations in respective currency exchange rates, on any Reset Date the Dollar Equivalent so determined pursuant to the immediately preceding paragraph exceeds the lesser of (i) the Total Revolving Credit Commitments then in effect and (ii) the Borrowing Base then in effect for three consecutive Business Days, then the Borrower shall on such date prepay the Swing Line Loans or Revolving Credit Loans or cash collateralize the outstanding Letters of Credit in an aggregate principal amount at least equal to such excess.

          (c) Without limiting the immediately preceding paragraph, if, as a result of fluctuations in respective currency exchange rates, on any Business
Day prior to the Revolving Credit Termination Date, the Dollar Equivalent of the Total Revolving Extensions of Credit as of such day exceeds the lesser of (i)
the Total Revolving Credit Commitments then in effect and (ii) the Borrowing
Base then in effect by 5% or more, then within two Business Days thereafter, the Borrower shall prepay the Swing Line Loans or Revolving Credit Loans or cash collateralize the outstanding Letters of Credit in an aggregate principal amount at least equal to such excess.
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                                                                              53

Nothing set forth in this Section 2.27(c) shall be construed to require the Administrative Agent to calculate compliance under this Section 2.27(c) other than at the times set forth in Section 2.27(a).

          (d) If, as a result of fluctuations in respective currency exchange rates, on any Reset Date the L/C Obligations exceed the L/C Commitment by more than 5%, then the Borrower shall on such date cash collateralize the outstanding Letters of Credit in an aggregate principal amount at least equal to such excess.

          2.28 Adoption of the Euro. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the adoption of the Euro in any Participating Member State and any relevant market conventions or practices relating to the Euro. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of a Subsequent Participant state shall be redenominated into the Euro in accordance with EMU Legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation). If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; provided, that if any Loan in the currency of such Subsequent Participant is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                         SECTION 3.  LETTERS OF CREDIT

          3.1  Letter of Credit Commitments.
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                                                                              54

          (a) Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Lender's customary form (a "Letter of Credit Application"), the Issuing Lender, on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 3.1(d) and upon the representations and warranties of the Borrower contained herein, agrees to issue, extend and renew for the account of the Borrower (either for its own account or on behalf of any Subsidiary) one or more standby or documentary letters of credit (on a sight or time basis), bank guarantees, indemnities, or other similar instruments, and as to such instruments other than letters of credit, in each case, reasonably capable of issuance by the Issuing Lender ("Letters of Credit"), denominated in Dollars or any Optional Currency in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Lender; provided, however, that, the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero, (iii) the Total Revolving Extensions of Credit denominated in any Optional Currency would exceed the Optional Currency Sublimit or (iv) the Total Revolving Extensions of Credit would exceed the Borrowing Base. Notwithstanding the foregoing, each of the letters of credit issued or deemed issued under the Existing Credit Agreement shall, from and after the Closing Date, be deemed to have been issued pursuant to this Section 3.1(a); provided, that the reimbursement provisions contained in the Existing Credit Agreement with respect to the borrowers of such letters of credit shall remain operative with respect to such letters of credit. Notwithstanding the foregoing, the Issuing Lender shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any Subsidiary to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Issuing Lender that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary.

          (b) Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Lender. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

          (c) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight and time drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Termination Date.

          (d) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent
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                                                                              55

whatsoever, to the extent of such Lender's Revolving Credit Percentage, to reimburse the Issuing Lender on demand for the amount of each draft paid by the Issuing Lender (as calculated pursuant to Section 3.2) under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 3.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

          (e) Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under Section 3.2 in an amount equal to such payment. Each Lender shall share from its purchase date in accordance with its participating interest in any interest which accrues pursuant to Section 3.2.

          3.2 Reimbursement Obligation of the Borrower. (a) In order to induce the Issuing Lender to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Issuing Lender, for the account of the Issuing Lender or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Lender hereunder for the account of the Borrower,

          (i)  except as otherwise expressly provided in Sections 3.2(b) and
     (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Lender, or the Issuing Lender otherwise makes a payment with respect thereto (in the same currency in which such Letter of Credit was issued or the Dollar Equivalent thereof), (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes (other than taxes based upon or measured by the income or profits of a Lender or the Issuing Lender), fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender or any Lender in connection with any payment made by the Issuing Lender or any Lender under, or with respect to, such Letter of Credit;

          (ii) upon the reduction (but not termination) of the Revolving Credit Commitments to an amount less than the face amount of all outstanding Letters of Credit, an amount equal to such difference, which amount shall be held by the Issuing Lender for the benefit of the Lenders as cash collateral for all Reimbursement Obligations; and

          (iii) upon the termination of the Revolving Credit Commitments, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 8, an amount equal to the face amount of all outstanding Letters of Credit, which amount shall be held by the Issuing Lender for the benefit of the Lenders as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Issuing Lender at the Administrative Agent's office in same day funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 3.2 at any time from the date such amounts become due and payable (whether as stated in this Section 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Lender on demand at the rate specified in Section 2.17 for overdue principal on the Revolving Credit Loans.

          (b) Each drawing under any Letter of Credit denominated in Dollars shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing (but without any requirement for
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                                                                              56

compliance with the prior notice or minimum borrowing amount provisions of
Section 2.5. The Borrowing Date with respect to such borrowing shall be the date of such drawing and each Lender shall make its Revolving Credit Percentage of such borrowing available to the Administrative Agent on such date to be used to repay the Reimbursement Obligation created by such drawing. The application of such Loans shall satisfy the Borrower's obligations under Section 3.2(a) in the amount thereof.

          3.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Lender shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Lender as provided in Section 3.2 on or before the date that such draft is paid or other payment is made by the Issuing Lender, the Issuing Lender may at any time thereafter notify the Lenders of the amount of any such unpaid Reimbursement Obligation and shall specify such amount in Dollars (based upon the actual exchange rate at which the Issuing Lender anticipates being able to obtain the applicable Optional Currency on the date payment is to be made by the Lenders, with any excess payment being refunded to the Lenders and any deficiency being payable by the Lenders) required from each of the Lenders. No later than 3:00 p.m., New York City time, on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Lender, through the Administrative Agent, in same day funds, such Lender's Revolving Credit Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times (b) the amount equal to such Lender's Revolving Credit Percentage of such unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Lender paid the draft presented for honor or otherwise made payment to the date on which such Lender's Revolving Credit Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Issuing Lender, and the denominator of which is 365. The responsibility of the Issuing Lender to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. From and after such purchase of the applicable Letter of Credit Participations, such unpaid Reimbursement Obligations shall be deemed to have been converted into Base Rate Loans made by the Lenders, and all amounts from time to time accruing, and all amounts from time to time payable, on account of such unpaid Reimbursement Obligations shall be payable in Dollars as if such Letter of Credit had originally been issued in Dollars.

          3.4  Obligations Absolute.  The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Lender and the Lenders that the Issuing Lender and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section
3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Lender and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Lender or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Lender or any Lender to the Borrower.

          3.5 Reliance by Issuer. To the extent not inconsistent with Section 3.4, the Issuing Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender. The Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans or Letter of Credit Participations.

          3.6  Letter of Credit Fee.  The Borrower shall pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Lender in respect of each Letter of Credit issued pursuant to this Agreement, calculated at the rate of the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Credit Facility on the face amount of each such Letter of Credit, for the accounts of the Lenders in accordance with their respective Revolving Credit Percentages, plus an amount equal to 1/4 of 1% per annum of the face amount of such Letter of Credit, for the account of the Issuing Lender, as a fronting fee. The Letter of Credit Fees for each Letter of Credit shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter and on the last day of the Revolving Credit
Commitment Period. In respect of each Letter of Credit, the Borrower shall also pay to the Issuing Lender, for the Issuing Lender's own account, on the date of any issuance, extension, renewal or amendment of any Letter of Credit, or at such other time or times as such charges are customarily made by the Issuing Lender, for the Issuing Lender's own account, the Issuing Lender's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.
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                                                                              58

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrowers hereby jointly and severally represent and warrant to each Agent and each Lender that:

          4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at February 29, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at February 29, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Holdings as at February 29, 2000 and March 31, 1999 and the related consolidated statements of income and of cash flows for each of the eleven month periods ended on such dates, reported on by and accompanied by an unqualified report from PriceWaterhouseCoopers, present fairly the consolidated financial condition of Holdings as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended. The audited combined balance sheet of Weigh-Tronix Scale Products Business, prior to the acquisition from Staveley Plc by Holdings (the "Predecessor") as at March 31, 1998, and the related combined statements of income and cash flow for the year ended on such date and for the one-month period ended April 30, 1998, as reported on and accompanied by the unqualified report from PricewaterhouseCoopers, present fairly the combined financial condition of the Predecessor as of such dates and the combined results of its operations and cash flows for the respective periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings, the Borrowers and their respective Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from February 29, 2000 to and including the date hereof there has been no Disposition or Restricted Payment by Holdings of any material part of its business or Property.

          (c)  The audited combined balance sheets of Avery Berkel as at
February 26, 2000, March 31, 1999 and March 31, 1998, and the related combined statements of income and of cash flows for the eleven month, twelve month and twelve month periods, respectively, ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche present fairly the combined financial condition of Avery Berkel as at such dates, and the combined results of their respective operations and their respective combined cash flows for the respective periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in
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                                                                              59

the United Kingdom applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Avery Berkel and their respective Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from February 26, 2000 to and including the date hereof there has been no Disposition by Avery Berkel of any material part of their respective businesses or Properties.

          4.2 No Change. Since February 26, 2000 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrowers and each of their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) the "whitewash" procedures referred to in Section 5.1(x). Each Loan Document has been or, in the case of the Foreign Guarantees and Foreign Collateral Documents, will be upon consummation of the "whitewash" procedures referred to in Section 5.1(x), duly executed and delivered on behalf of each Loan Party that is a party thereto.
This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
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                                                                              60

          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrowers or any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Holdings, the Borrowers or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrowers, threatened by or against Holdings, the Borrowers or any of their Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. Neither Holdings, the Borrowers nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens. Each of Holdings, the Borrowers and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of its real property or any other Property is subject to any Lien except as permitted by Section 7.3. Set forth on Schedule 4.8 is a complete listing of all real property and related facilities owned or leased by Holdings or any of its Subsidiaries and the relevant owners or lessees thereof.

          4.9 Intellectual Property. Holdings, the Borrowers and each of their respective Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or any of the Borrowers know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrowers and their Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10 Taxes. Each of Holdings, the Borrowers and each of their Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than immaterial taxes or any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrowers or their Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of Holdings and the Borrowers, no claim is being asserted by any taxing authority, with respect to any such tax, fee or other charge.
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                                                                              61

          4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          4.12 Labor Matters. There are no strikes or other labor disputes against Holdings, the Borrower or any of their Subsidiaries pending or, to the knowledge of Holdings or the Borrowers, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.
Hours worked by and payment made to employees of Holdings, the Borrowers and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrowers or any of their Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the relevant Borrower or the relevant Subsidiary.

          4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither Holdings nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Holdings nor any Commonly Controlled Entity would become subject to any material liability under ERISA if Holdings or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of Holdings on the date hereof. Schedule 4.15 sets forth as of the Closing Date the
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                                                                              62

name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings, the Borrowers or any Subsidiary, other than the warrants granted to the Seller in connection with the Acquisition for the purchase of up to 5% of the Capital Stock of Holdings and other than the PIK Preferred Stock.

          4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes; provided, that up to $29,900,000 of the Revolving Credit Loans may be used to finance the Acquisition and to pay related fees and expenses.

          4.17 Environmental Matters. Other than exceptions to any of the following representations and warranties that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (a) Holdings and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by Holdings or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of Holdings or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to Holdings or any of its Subsidiaries, or (ii) interfere with Holdings' or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by Holdings or any of its Subsidiaries.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which Holdings or any of its Subsidiaries is, or to the knowledge of Holdings or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened.
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                                                                              63

          (d) Neither Holdings nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) Neither Holdings nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (f) Neither Holdings nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Syndication Agent, the Administrative Agent, the Arrangers or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, to the best of Holdings' and each of the Borrower's knowledge, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and
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                                                                              64

Collateral Agreement (all of which filings have been duly completed), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3). Schedule 4.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 4.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, Holdings will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 4.19(a)-3.

          (b) Each of the Foreign Collateral Documents is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in any such Foreign Collateral Document, when the action specified in such Foreign Collateral Document have been taken, such Foreign Collateral Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in such Foreign Collateral Document), in each case prior and superior in right to any other Person (except, in the case of Collateral other than any pledged stock described therein, Liens permitted by
Section 7.3).

          (c) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgages are filed in the offices specified on Schedule 4.19(b) (in the case of the Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by Holdings (in the case of any Mortgage to be executed and delivered pursuant to Section 6.9 (b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage and by Sections 7.3(a), (e), (i) and
(j)). Each of the Mortgaged Properties are correctly described in the related Mortgage and such Mortgage will take effect in respect of the entire interest owned by Holdings or any Subsidiary in respect of each such Mortgaged Property.

          4.20 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21  Senior Indebtedness.  The Obligations constitute "Senior Debt"
of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Guarantor under the Guarantee and Collateral Agreement and each Foreign Guarantee constitute "Senior Debt" of such Guarantor under and as defined in the Senior Subordinated Note Indenture.
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                                                                              65

          4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

          4.23 Real/Heritable Properties. The real/heritable Properties owned and leased by Holdings, the Borrowers and the Subsidiaries:

          (a) are not subject to any Lien (in respect of those Mortgaged Properties situated in Scotland meaning existing standard securities and/or other heritable charges) (other than under Sections 7.3(e) and (h)); and

          (b) that are referred to in the Security Documents as being subject to Mortgages are correctly described in the Security Documents and that the relevant Mortgage (or standard securities in respect of the Mortgaged Properties situated in Scotland) will take effect in respect of the entire interest owned by Holdings, the Borrowers or any Subsidiary in respect of each such real/heritable Property.

                       SECTION 5.  CONDITIONS PRECEDENT

          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrowers, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings and each Domestic Guarantor,
(iii) each Foreign Guarantee, executed and delivered by a duly authorized officer of the Foreign Guarantor party thereto (other than those Foreign Guarantees covered by paragraph (x) below), (iv) each Foreign Collateral Document, executed and delivered by a duly authorized officer of the Foreign Guarantor party thereto (other than those Foreign Guarantees covered by paragraph (x) below), (v) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto (other than those Foreign Guarantees covered by paragraph (x) below), and (vi) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the relevant Borrower.

          (b) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the
Lenders:

               (i) the Purchaser shall have acquired from the Seller all of the issued and outstanding share capital of Avery and Berkel, pursuant to the Acquisition

     Documentation (the "Acquisition") for an aggregate purchase price not exceeding $182,500,000 (including fees and expenses), and no material provision of the Acquisition Documentation shall have been waived, amended, supplemented or otherwise modified;

               (ii) Holdings shall have received at least $40,300,000 from the proceeds of equity issued by Holdings to funds managed by the Sponsor and by existing management of Holdings, and such proceeds shall have been contributed to the Purchaser to finance the Acquisition;

               (iii) the Borrower shall have received at least euro 100,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes; and

               (iv) Holdings shall have issued to the Seller the PIK Preferred Stock in an aggregate amount equal to euro 10,000,000 on terms and conditions satisfactory to the Agents.

          (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) the financial statements described in Sections 4.1(b) and (c), (iii) unaudited (but reviewed by independent accountants for Holdings) consolidated income and cash flow statements of Holdings for the ten-month period ended February 28, 1999, (iv) unaudited (but reviewed by independent accountants for Avery Berkel) combined financial statements for Avery and Berkel (combined) for the eleven-month period ended February 27, 1999, and (v) summary unaudited pro forma combined financial date for Holdings and Avery Berkel as of and for the latest twelve-month period ended February 29, 2000, prepared in a manner described in the notes thereto; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings, Avery Berkel, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (d) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the Acquisition, the continuing operations of Holdings and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

          (e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administration Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Senior Subordinated Note Indenture and such other documents or instruments as may be reasonably requested by the Syndication Agent or the Administrative Agent, including, without limitation, a copy of the Senior Subordinated Note Indenture and any other material debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

          (f) Fees. The Lenders, the Syndication Agent and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents),
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                                                                              67

on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by Holdings to the Administrative Agent on or before the Closing Date.

          (g) Business Plan. The Lenders shall have received a satisfactory business plan and written analysis of the business and prospects of Holdings and its Subsidiaries (including Avery and Berkel).

          (h) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of Holdings which shall certify the solvency of Holdings and its Subsidiaries considered as a whole after giving effect to the Acquisition and the other transactions contemplated hereby.

          (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien search (or comparable procedure under local law) in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by
Section 7.3.

          (j) Environmental Matters. The Administrative Agent shall have received letters from the environmental consultants which prepared the environmental assessments of Avery and Berkel and their respective Subsidiaries permitting the Agents and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them.

          (k) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $18,500,000.

          (l) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (m) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Hutchins, Wheeler & Ditmar, US counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F;

               (ii) the legal opinion of Ashurst Morris Crisp, UK counsel to Holdings and its Subsidiaries, in form and substance satisfactory to the Agents;

               (iii) the legal opinion of Linklaters & Alliance, UK counsel to the Lenders, in form and substance satisfactory to the Agents;

               (iv) the legal opinion of Trenite van Doome, Netherlands counsel to the Borrower, in form and substance satisfactory to the Agents;
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                                                                              68

               (v) the legal opinions of (A) McCarthy Tetrault, (B) Baxter Harris, (C) Stewart McKelvey Stirling Scales and (D) Aikins, MacCaulay & Thorvaldson, Canadian counsel to the Canadian Borrower, in form and substance satisfactory to the Agents;

               (vi) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

               (vii) the legal opinion of local counsel in each jurisdiction in which Collateral is being provided to secure the obligations under the Loan Documents, and of such other special and local counsel as may be required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (n) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and, to the extent required by local law, each Foreign Collateral Document, together with an undated stock power or stock transfer form for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement or any Foreign Collateral Document endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof, to the extent required by law.

          (o) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been or, upon completion of the "whitewash" procedures referred to in Section 5.1(x) and the satisfaction of the conditions set forth in Section 5.1(y), will be, filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

          (p) Title Insurance; Flood Insurance. With respect to each Mortgaged Property located in the United States of America: (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent
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                                                                              69

professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and
(G) the flood zone designations, if any, in which the Mortgaged Properties are located.

               (ii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and
     (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

               (iii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage and (B) confirmation that Holdings has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

               (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.
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                                                                              70

          (q) Mortgaged Properties in England and Wales. The Administrative Agent shall have received in respect of those Mortgaged Properties situated in England and Wales:

               (i)  all title documents to such Mortgaged Properties;

               (ii) a clear Land Charges Registry search against whichever of Holdings, either Borrower or a Subsidiary is the legal and beneficial owner of any such Mortgaged Property or results of H M Land Registry searches in favor of the Administrative Agent on the appropriate forms against all registered titles giving not less than 10 Business Days' priority beyond the date of the relevant Mortgage and showing no adverse entries;

               (iii) certificates of title together with a letter readdressing such certificates of title to the Administrative Agent both in a form approved by the Administrative Agent's attorneys from;

               (1) Slaughter and May in respect of Soho Foundry, Foundry Lane, Smethwick and of 72/76 Baggrave Street, Leicester; and

               (2) Harrison & Clark in respect of Sertec House, Walsall Road, Walsall and of Intec Site, Woodruff Way, Tamebridge, Walsall;

               (iv) an effective discharge of all Liens affecting such Mortgaged Properties;

               (v) appropriate Land Registry application forms or an undertaking from the Borrowers' attorneys (in a form approved by the Administrative Agent's attorneys to provide the same) duly completed and accompanied by all necessary fees of the Land Registry; and

               (vi) a certificate from Ashurst Morris Crisp addressed to the Administrative Agent in a form approved by the Administrative Agent's attorneys.

          (r) Mortgaged Properties in Scotland. The Administrative Agent shall have received in respect of those Mortgaged Properties situated in Scotland:

               (i) all title documents to such Mortgaged Properties (or an undertaking from attorneys approved by the Administrative Agent's attorneys in a form approved by the Administrative Agent's attorneys to provide the title documents);

               (ii) clear searches in the Property Registers for the Mortgaged Properties situated in Scotland for 10 years or if earlier from the date of the foundation Writ to date and in the Personal Registers against all relevant interested parties for the appropriate prescriptive periods;

               (iii) an effective discharge of all existing standard securities and other heritable charges affecting such Mortgaged Properties;
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                                                                              71

               (iv) appropriate Land Registry application forms duly completed and accompanied by all necessary fees of the Land Registry;

               (v) a certificate from DLA addressed to the Administrative Agent in a form approved by the Administrative Agent's attorneys; and

               (vi) validly executed standard securities over such Mortgaged Properties in favor of the Administrative Agent in forms approved by the Administrative Agent's attorneys.

          (s) Mortgaged Properties in Jersey. The Administrative Agent shall have received in respect of those Mortgaged Properties situated in Jersey:

               (i) a copy of the Deeds of Acquisition of such Mortgaged Properties by GEC Avery Limited (under its former name of W & T Avery Limited);

               (ii) a certificate from Ogier & Le Masurier addressed to the Administrative Agent confirming that the freeholds of such Mortgaged Properties are owned by GEC Avery Limited and are free of all registered charges; and

               (iii) an executed billet in respect of the Foreign Guarantee of GEC Avery Limited.

          (t) Mortgaged Properties in Guernsey. The Administrative Agent shall have received in respect of those Mortgaged Properties situated in Guernsey, a copy of the conveyances of such Mortgaged Properties to GEC Avery Limited (under its former name of W & T Avery Limited).

          (u) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

          (v) Reports. Holdings shall have caused to be prepared a final due diligence report of Ashurst Morris Crisp, as well as certain insurance reports, in each case relating to Avery Berkel, and the Lenders shall have received copies of such reports.

          (w) Borrowing Base Report The Administrative Agent shall have received from Holdings the initial Borrowing Base Report dated as of the Closing Date.

          (x) Whitewash. Within one Business Day of the Closing Date, all requirements of Sections 151 through 158 of the Companies Act 1985 (England) necessary to permit the Foreign Guarantors organized under the laws of the England and Wales and Ireland, to which such requirements are applicable, to enter into the Foreign Guarantees and Foreign Security Documents to which they are parties shall have been satisfied.

          (y) Conditions Subsequent Related to Mortgaged Properties in Jersey and Guernsey. Within ten Business Days of the Closing Date:

               (i) With respect of those Mortgaged Properties situated in
          Jersey:
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                                                                              72

               (A) prior to the registration of the charge against such Mortgaged Properties, Ogier & Le Masurier shall have received authorization from GEC Avery Limited to apply to the Royal Court of Jersey to record the change of name from W & T Avery Limited to GEC Avery Limited; and

               (B) the originals of the Foreign Guarantee and billet referred to in Section 5.1(s)(iii) shall have been remitted to Ogier & Le Masurier to enable the billet to be registered as a charge against such Mortgaged Properties and Ogier & Le Masurier shall have registered such billet with the Judicial Greffe in Jersey.

               (ii) With respect of those Mortgaged Properties situated in
     Guernsey:

               (A) the Administrative Agent shall have received a certificate from Ogier & Le Masurier addressed to the Administrative Agent confirming that GEC Avery Limited shall have consented to a bond;

               (B) prior to the registration of the bond against such Mortgaged Properties, Ogier & Le Masurier shall have received authorization from GEC Avery Limited in the form of a power of attorney to appear before the Conveyancing Court of Guernsey to consent to the bond; and

               (C) Ogier & Le Masurier shall have appeared before the Conveyancing Court of Guernsey and consented to the bond and the bond shall have been registered in Guernsey against such Mortgaged Properties.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except to the extent any of such representations and warranties relate to a specific date, in which case such representations and warranties shall be true and correct on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by Holdings and the Borrowers as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
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                                                                              73

                       SECTION 6.  AFFIRMATIVE COVENANTS

          Holdings and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and each of the Borrowers shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to each Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification or exception, by PriceWaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each fiscal year of Holdings, the unaudited consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter (provided, that, no such consolidating statements of cash flows shall be required for the fiscal quarter ended June 30, 2000), setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year and a comparison of such figures to the budget with respect to such period previously delivered to the Lenders, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year and to its budget with respect to such period previously delivered to the Lenders; and

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of Holdings (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year and a comparison of such figures to the budget with respect to such period previously delivered to the Lenders, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that, no such consolidating information shall be required for the first fiscal year following the Closing Date and no such consolidating statements of cash flows shall be required pursuant to this paragraph at any time;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (h), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter of Holdings and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) or any location where any Foreign Guarantor has any assets and where local law requires any filing to be made and in which a filing has not previously been made;

          (c) as soon as available, and in any event no later than the end of each fiscal year of Holdings, a detailed consolidated and consolidating budget for the following fiscal year (broken down on a consolidated basis by month) (including a projected consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, and the related consolidated and consolidating statements of projected cash flow, projected changes in financial position, projected income and projected calculations for purposes of compliance with Section 7.1), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated
Note Indenture or the Acquisition Agreement;

          (e) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC or any similar foreign regulatory authority;

          (f) within 20 days after the end of each calendar month or at such earlier time as the Administrative Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Administrative Agent;

          (g) within 20 days after the end of each fiscal quarter, an Accounts Receivable aging report; and

          (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be.

          6.4  Conduct of Business and Maintenance of Existence, etc.    (a)
(i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6 Inspection of Property; Books and Records; Discussions; Collateral Reports. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants and (c) no more frequently than two times during each calendar year (one of which shall correspond to the preparation of Holdings' annual financial statements), or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, cooperate with the Administrative Agent in the Administrative Agent's obtaining, at the expense of Holdings and the Borrowers, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Holdings or its applicable Subsidiaries) and inventory (including verification as to the value, location and respective types).

          6.7 Notices. Promptly give written notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Holdings or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief affecting any material activity, operation or property of Holdings or any such Subsidiary is sought;

          (d) the following events, as soon as possible and in any event within 30 days after Holdings knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Holdings or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the relevant Subsidiary proposes to take with respect thereto.

          6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable
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                                                                              77

Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by Holdings or any of the Guarantors (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section,
(y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or relevant Foreign Security Document or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements or similar filings in such jurisdictions as may be required by the Guarantee and Collateral Agreement or Foreign Security Document, as the case may be, or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by Holdings or any of its Subsidiaries (other than any such real property owned by an Excluded Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as, if the real property is located in the United States of America, a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), by Holdings or any of its Subsidiaries which (along with any of its Subsidiaries) has Total Net Assets in excess of $750,000 or which had (for the most recently concluded four fiscal quarter period) Consolidated
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                                                                              78

EBITDA in excess of $500,000, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, if such new Subsidiary is a Domestic Subsidiary, or a Foreign Guarantee and Foreign Collateral Document in conformity with local law, if such new Subsidiary is a Foreign Subsidiary, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings or such Subsidiary, as the case may be, or take such actions as are required under local law to perfect the security interest in such Capital Stock, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, if such new Subsidiary is a Domestic Subsidiary, or to execute a Foreign Guarantee and a Foreign Collateral Document in conformity with local law, if such new Subsidiary is a Foreign Subsidiary, and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement or the new Foreign Collateral Document, as the case may be, with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements or similar filings in such jurisdictions as may be required by the Guarantee and Collateral Agreement or Foreign Collateral Document, as the case may be, or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Subsidiary which (along with any of its Subsidiaries) has Total Net Assets in excess of $750,000 or which had (for the most recently concluded four fiscal quarter period) Consolidated EBITDA in excess of $500,000, created or acquired after the Closing Date by Holdings or any of its Subsidiaries (other than by any Excluded Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or the relevant Foreign Collateral Document or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings or any of its Subsidiaries (other than any Excluded Subsidiaries), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings or such Subsidiary, as the case may be, or take such actions as are required by local law and take all such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) Within 180 days following the Closing Date, to the extent the Excepted UK Subsidiaries have not been dissolved or sold in compliance with the terms of this Agreement, cause the Excepted UK Subsidiaries to become parties to a Foreign Guarantee and Foreign

Collateral Document, substantially in the forms of such documents executed on the Closing Date by the Foreign Guarantors organized under the laws of the United Kingdom, take the steps referred to in Section 5.1(w) with respect to the Excepted UK Subsidiaries, provide corporate resolutions and constituent documents for the Excepted UK Subsidiaries substantially similar to those provided on the Closing Date by the other Foreign Guarantors organized under the laws of the United Kingdom, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and take all such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent on the assets owned by the Excepted UK Subsidiaries.

          (f) If at any time the portion of the Total Net Assets of Holdings and its Subsidiaries constituted by the sum of (i) the Total Net Assets of all of the non-Guarantor Subsidiaries, taken as a whole, and (ii) the Total Net Assets of all Guarantor Subsidiaries which do not at such time constitute Collateral exceeds 25%, or the portion of the Consolidated EBITDA of Holdings and its Subsidiaries constituted by the Consolidated EBITDA of all of the non-Guarantor Subsidiaries, taken as a whole, exceeds 12.5%, in each such case (any such case constituting a "Deficiency Condition"), either (A) cause one or more non-Guarantor Subsidiaries to become party to a Foreign Guarantee and Foreign Collateral Document, provide corporate resolutions and constituent documents for any such Subsidiaries and deliver to the Administrative Agent legal opinions relating to the matters described above or (B) pledge additional assets of any Guarantor Subsidiary which do not at such time constitute Collateral, in each such case, in form and substance reasonably satisfactory to the Administrative Agent, and take all such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent on the assets owned by any such Subsidiaries, such that after giving effect thereto no Deficiency Condition exists.

          6.10 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Holdings or any Guarantor which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, Holdings will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from Holdings or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                        SECTION 7.  NEGATIVE COVENANTS

          Holdings and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:


          7.1  Financial Condition Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


Fiscal Quarter                                 Consolidated Leverage Ratio
--------------                                 ---------------------------
FQ2 2000                                         5.00 to 1.00

FQ3 2000                                         4.75 to 1.00

FQ4 2000                                         4.65 to 1.00

FQ1 2001 - FQ2 2001                              4.50 to 1.00

FQ3 2001 - FQ2 2002                              4.25 to 1.00

FQ3 2002 - FQ4 2002                              4.00 to 1.00

FQ1 2003 - FQ2 2003                              3.85 to 1.00

FQ3 2003 - FQ4 2003                              3.75 to 1.00

FQ1 2004 - FQ2 2004                              3.65 to 1.00

FQ3 2004 - FQ4 2004 (or, if earlier, the         3.50 to 1.00
 Consolidated Leverage Ratio Stepdown Date)

FQ1 2005 - FQ2 2005                              3.35 to 1.00

FQ3 2005 - FQ4 2005                              3.25 to 1.00

FQ1 2006 and thereafter                          3.00 to 1.00

; provided, that for the purposes of determining the ratio described above as at the end of FQ2 2000, FQ3 2000 and FQ4 2000, Consolidated EBITDA for the relevant period shall be deemed to equal the sum of (i) Consolidated EBITDA (without giving effect to the second proviso in the definition thereof) for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively, and (ii) the relevant amount of the add-back for such fiscal quarter set forth in the second proviso to the definition of "Consolidated EBITDA"; provided, further, that from and after any Conversion Date until the date of any repayment of the Seller Subordinated Notes, the foregoing ratios shall be increased by 0.25 (or such less amount based on the ratable amount of PIK Preferred Stock converted into Seller Subordinated Notes on such date).

          (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter                          Consolidated Interest Coverage Ratio
--------------                          ------------------------------------
FQ2 2000                                    1.80 to 1.00

FQ3 2000                                    1.90 to 1.00

FQ4 2000 - FQ1 2001                         1.95 to 1.00

FQ2 2001 - FQ4 2001                         2.00 to 1.00

FQ1 2002 - FQ2 2002                         2.05 to 1.00

FQ3 2002                                    2.10 to 1.00

FQ4 2002 - FQ2 2004                         2.15 to 1.00

FQ3 2004 - FQ1 2005                         2.25 to 1.00

FQ2 2005 - FQ4 2005                         2.35 to 1.00

FQ1 2006 and thereafter                     2.50 to 1.00

          (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter                         Consolidated Fixed Charge Coverage Ratio
--------------                         ----------------------------------------
FQ2 2000 - FQ4 2000                          1.10 to 1.00

FQ1 2001 - FQ2 2001                          1.15 to 1.00

FQ3 2001 - FQ4 2001                          1.20 to 1.00

FQ1 2002 - FQ2 2002                          1.25 to 1.00

FQ3 2002 - FQ1 2003                          1.30 to 1.00

FQ2 2003                                     1.25 to 1.00

FQ3 2003                                     1.20 to 1.00

FQ4 2003                                     1.15 to 1.00

FQ1 2004                                     1.10 to 1.00

FQ2 2004 and thereafter                      1.00 to 1.00

          (d) Maintenance of Net Worth. Permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter of Holdings ending during any fiscal year set forth below to be less than the amount set forth below opposite such fiscal year:

Fiscal Quarter                              Consolidated Tangible Net Worth
--------------                              -------------------------------
FQ2 2000 - FQ1 2001                               ($130,000,000)

FQ2 2001                                          ($127,500,000)

FQ3 2001                                          ($125,000,000)

FQ4 2001                                          ($122,500,000)

FQ1 2002                                          ($120,000,000)

FQ2 2002                                          ($117,500,000)

FQ3 2002                                          ($115,000,000)

FQ4 2002                                          ($112,500,000)

FQ1 2003                                          ($110,000,000)

FQ2 2003                                          ($107,500,000)

FQ3 2003                                          ($105,000,000)

FQ4 2003                                          ($102,500,000)

FQ1 2004                                          ($100,000,000)

FQ2 2004                                           ($97,500,000)

FQ3 2004                                           ($95,000,000)

FQ4 2004                                           ($92,500,000)

FQ1 2005                                           ($90,000,000)

FQ2 2005                                           ($87,500,000)

FQ3 2005                                           ($85,000,000)

FQ4 2005                                           ($82,500,000)

FQ1 2006                                           ($80,000,000)

FQ2 2006                                           ($77,500,000)

FQ3 2006                                           ($75,000,000)

FQ4 2006 and thereafter                            ($72,500,000)

          7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of either Borrower to any Subsidiary and of any Wholly Owned Guarantor to either Borrower or any other Subsidiary;

          (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

          (d)  Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (e) Guarantee Obligations made in the ordinary course of business by Holdings or any of its Subsidiaries of obligations of either Borrower or any Guarantor;

          (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed euro 100,000,000 and (ii) Guarantee Obligations of any Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Guarantor under the Guarantee and Collateral Agreement and the Foreign Guarantees to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations;

          (g) (i) unsecured Indebtedness incurred or assumed in connection with any Permitted Acquisitions, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding and (ii) secured Indebtedness assumed in connection with any Permitted Acquisitions so long as the aggregate principal amount of all such secured Indebtedness does not exceed $5,000,000 at any one time outstanding and any such security interest covers only the real or personal property acquired in such Permitted Acquisition;

          (h) Indebtedness of Holdings in respect of any promissory notes issued by Holdings to certain members of its management as permitted by 7.9(d) hereof as payment for the redemption by Holdings of certain shares of its Capital Stock issued to such member;

          (i) unsecured Indebtedness of any non-Guarantor Subsidiary to either Borrower or any Guarantor in an aggregate principal amount for all non-Guarantor Subsidiaries not to exceed $5,000,000 at any one time outstanding (of which no more than $1,000,000 may be loans to entities domiciled in any one country) and which, when combined with the Investments described in Section 7.8(k), shall not exceed $7,500,000; provided that such loans are evidenced by promissory notes or other instruments which shall be pledged to the Administrative Agent;

          (j) Indebtedness in the form of earnouts payable to management of Persons acquired in connection with a Permitted Acquisition, in an aggregate principal amount not to exceed $4,000,000;

          (k) Indebtedness of Holdings in the form of the Seller Subordinated Notes in connection with the conversion of the PIK Preferred Stock described in
Section 7.6(g) in an aggregate principal amount not to exceed euro 10,000,000 (plus any accrued dividends thereon paid prior to such conversion in the form of additional PIK Preferred Stock); and

          (l) additional unsecured Indebtedness of any Subsidiary in an aggregate principal amount (for all Subsidiaries) not to exceed $3,000,000 at any one time outstanding.

          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of Holdings or any Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not less than 80%, or more than 100% of the purchase price of such fixed or capital asset;

          (h)  Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by Holdings or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

          (j) liens securing Indebtedness permitted under Section 7.2(g)(ii); provided that such lien was in existence prior to the Permitted Acquisition and extends only to the real or personal property subject to such lien prior to the Permitted Acquisition and not to any other property.

          7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Subsidiary of Holdings may be merged or consolidated (i) with or into either Borrower (provided that the relevant Borrower shall be the continuing or surviving corporation), (ii) with or into any Guarantor (provided that (x) the Guarantor shall be the continuing or surviving corporation or (y) simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and Holdings and the Borrowers shall comply with
Section 6.9 in connection therewith) or (iii) if such Subsidiary is not a Guarantor, with or into another Subsidiary which is not a Guarantor; and

          (b) any Subsidiary of Holdings may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Holdings or any Guarantor or if such Subsidiary is not a Guarantor, to another Subsidiary which is not a Guarantor.

          7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete, redundant or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock (i) to Holdings or any Guarantor or (ii) if such Subsidiary is not wholly-owned by a Guarantor, on a proportionate basis

(based on ownership percentage) to any other non-Guarantor Subsidiary which at the time of such sale or issuance owns Capital Stock in the selling or issuing Subsidiary;

          (e) the sale of the West Bromwich facility at fair market value and on commercially reasonable terms;

          (f) the sale (as a stock sale or asset sale) of the slicer facility owned by Berkel in LaPorte, Indiana;

          (g) the Disposition of other assets having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of Holdings; and

          (h) Dispositions constituting Recovery Events, provided, that the requirements of Section 2.14(b) are complied with in connection therewith.

          7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating Holdings or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to Holdings or any Guarantor or if such Subsidiary is not a Guarantor, to another Subsidiary which is not a Guarantor and which is the first Subsidiary's immediate parent;

          (b) Holdings may make Restricted Payments in the form of common stock of Holdings;

          (c) so long as no Default or Event of Default shall have occurred and be continuing, Holdings may (i) purchase Holdings' common stock or common stock options from present or former directors, officers or employees of Holdings or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (i) subsequent to the date hereof (net of any proceeds received by Holdings subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000 during the term of this Agreement and $2,000,000 in any consecutive twelve-month period and (ii) pay quarterly management services fees to the Sponsor pursuant to the Management Agreement in an aggregate amount not to exceed (x) $125,000 in any fiscal quarter plus (y) the amount of management services fees, if any, which are in arrears under the Management Agreement, provided, however, that the aggregate amount of all fees to be paid in any fiscal quarter under this subparagraph (ii) shall not exceed 150% of the amount otherwise required to be paid by clause (x) of this subparagraph (ii); and provided, further, that such payments shall not be made earlier than ten (10) days prior to the date such payments are due and payable pursuant to the terms of the Management Agreement;

          (d) Holdings may make a Restricted Payment in the form of promissory notes issued by Holdings to repurchase or redeem equity interests pursuant to certain buy-back arrangements with certain members of Holdings' management, provided that (i) no Default or Event of Default then exists or would result after the making of such Restricted Payment, (ii) the terms of such notes are acceptable to the Agents in all respects and (iii) such notes contain subordination provisions acceptable to the Agents;

          (e) Holdings may redeem, on or after December 31, 2005, the Class C membership interests in the Company pursuant to the terms of its operating agreement with respect to such interests as in effect on the Closing Date;

          (f) Holdings may pay dividends on the PIK Preferred Stock in the form of additional PIK Preferred Stock, and at any time after the third anniversary of the Closing Date so long as no Default or Event of Default shall have occurred and is then continuing or would occur as a result thereof, Holdings may pay cash dividends on the PIK Preferred Stock in an amount not to exceed euro 1,200,000 in any consecutive twelve month period (plus 12% of the amount by which the outstanding amount of the PIK Preferred Stock shall have increased as a result of the payment of dividends thereon in the form of additional PIK Preferred Stock); and

          (g) at any time after the first anniversary of the Closing Date and so long as the Consolidated Interest Coverage Ratio (excluding the add-backs specified in the second proviso of the definition of "Consolidated EBITDA") at the end of the most recently concluded fiscal quarter is not less than 2.50 to 1.00, Holdings may, at the request of the holders of the PIK Preferred Stock, convert all or a portion of the PIK Preferred Stock into senior subordinated notes (the "Seller Subordinated Notes") of the Borrower having terms (including as to maturity) substantially identical to the Senior Subordinated Notes.

          7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of Holdings and its Subsidiaries in the ordinary course of business not exceeding $12,500,000 in any fiscal year (or, during the period from the Closing Date to March 31, 2001, $10,000,000); provided, that (i) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above.

          7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

          (d) loans and advances to employees of Holdings, the Borrowers or any Subsidiaries of Holdings in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses and for the purchase of Capital Stock in Holdings) in an aggregate amount for Holdings, the Borrowers and Subsidiaries of Holdings not to exceed $1,500,000 at any one time outstanding;

          (e)  the Acquisition;

          (f) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings or any of its Subsidiaries in either Borrower or any Person that, prior to such Investment, is a Guarantor;

          (h) Investments consisting of promissory notes or other obligations or securities received as proceeds of asset dispositions permitted by Section 7.5;

          (i) Investments in connection with Hedge Agreements so long as such arrangements are in the ordinary course of business and not for speculative purposes;

          (j) any Purchase of any Person or business, either through the purchase of the assets (including the goodwill) of such Person or business or the purchase of 100% of the Capital Stock of such Person, if each of the following conditions is satisfied: (i) the requirements of Section 6.9 have been satisfied with respect to such Purchase and Holdings shall be in pro forma compliance with Section 7.1 both before and after giving effect to such Purchase (as if such acquisition had been consummated on the first day of the relevant period and assuming adequately documented reductions in management compensation, rental expenses and, with the prior written approval of the Agents (which approval shall not be unreasonably withheld), other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such acquisition shall be deemed to have been realized on the first day of such period); (ii) no Default or Event of Default has occurred and is continuing, or would occur after giving effect to such Purchase; (iii) the aggregate Purchase Prices of all such Purchases, shall not exceed $10,000,000 in any fiscal year
(iv) any such Purchase shall have been approved by the Board of Directors or such comparable governing body of the Person or business being acquired (all such Purchases, the "Permitted Acquisitions") and (v) after giving effect to any such Purchase, the sum of (i) cash or Cash Equivalents on the Company's balance sheet in excess of $5,000,000 and (ii) the aggregate of the Available Revolving Credit Commitments of all the Lenders shall be at least $10,000,000 ; provided, that if at any time after the first anniversary of the Closing Date the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter for which the relevant financial information is available both before and after giving pro forma effect for such Permitted Acquisition is less than 3.50 to 1.0, then the amount referred to in clause (iii) shall be increased to $15,000,000 (and if availability under this proviso is utilized the Consolidated Leverage Ratio Stepdown Date shall occur);

          (k) Investments in non-Guarantor Subsidiaries of Holdings, provided that the parent of such Subsidiary remains a Borrower or Guarantor hereunder, the aggregate amount of such Investments shall not exceed $5,000,000 and the aggregate amount of such Investments, when combined with the aggregate amount of intercompany loans made in reliance on Section 7.2(i) and outstanding at such time, shall not exceed $7,500,000; and

          (l)  in addition to investments otherwise expressly permitted by this
Section 7.8, investments by Holdings or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 in the aggregate during the term of this Agreement.

          7.9  Limitation on Optional Payments and Modifications of Debt
Instruments, etc.   (a)  Make or offer to make any optional or voluntary
payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes or the Seller Subordinated Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes or the Seller Subordinated Notes, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or the Seller Subordinated Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to Holdings or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for the purposes of the Senior Subordinated Note Indenture or make any similar designation with respect to the Seller Subordinated Notes or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

          7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees (other than the management fees payable pursuant to the terms of Section 7.6(c)(ii) and the fees payable to the Sponsor on the Closing Date in connection with the Acquisition and the other transactions contemplated hereby in amounts previously disclosed to the Lenders), with any Affiliate (other than Holdings, the Borrowers or any Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrowers or such Guarantor, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrowers or such Guarantor, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings or any Subsidiary of real or personal property which has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary.

          7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings to end on a day other than March 31 or change Holdings' method of determining fiscal quarters.

          7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement, the Foreign Collateral Documents or the Foreign Guarantees, as the case may be, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Holdings or any other Subsidiary, (b) make Investments in Holdings or any other Subsidiary or (c) transfer any of its assets to Holdings or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary permitted hereunder.

          7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Holdings and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

          7.16 Limitation on Amendments to Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to Holdings or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          7.17 Limitation on Activities of Holdings. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of Weigh-Tronix, Inc. and SWT Holdings B.V. or incident to the issuance of the PIK Preferred
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                                                                              91

Stock and the Seller Subordinated Notes and the transactions in connection therewith permitted by this Agreement, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party and the Senior Subordinated Note Indenture,
(iii) obligations with respect to its Capital Stock and (iv) pursuant to the Seller Subordinated Notes, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by any Subsidiary in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of Weigh-Tronix, Inc. and SWT Holdings B.V.

          7.18 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of conducting its business, and not for speculative purposes, to protect against changes in interest rates, foreign exchange rates or for commodity price protection.

                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Either Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or either Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

          (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in Section 5.1(x), Section 5.1(y), clause
(i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrowers only),
Section 6.7(a) or Section 7, or in Sections 5.5, 5.6 or 5.7 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) Holdings or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with
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                                                                              92

respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause
(i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

          (f) (i) Holdings or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i)Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v)
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                                                                              93

Holdings or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving for Holdings and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement or in any Foreign Guarantee shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i) at any time prior to the Initial Public Offering of Holdings, the Permitted Investors shall cease to have the power to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) at any time after the Initial Public Offering of Holdings, (A) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Permitted Investors or any other Person who owns Capital Stock in Holdings on the date hereof, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 20% or more of the outstanding shares of common stock or membership interests of Holdings or (B) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having more than 35% of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (iii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iv) Holdings shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each Borrower free and clear of all Liens (except Liens created by the Security Documents); or
(v) a Specified Change of Control shall occur;

          (l) The Senior Subordinated Notes or the Seller Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Guarantors under the Guarantee and Collateral Agreement or any Foreign Guarantee, as the case may be, as provided in the Senior Subordinated Note Indenture or the Seller Subordinated Notes, as the case may be, or any Loan Party, any Affiliate of any Loan
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                                                                              94

Party, the trustee in respect of the Senior Subordinated Notes or the Seller Subordinated Notes (if any) or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes or the Seller Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                            SECTION 9.  THE AGENTS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the contrary
elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities,
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                                                                              95

duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. As are independent contractors empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agents are nevertheless "representatives" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Agents.

          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall
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                                                                              96

first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the
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                                                                              97

obligation of Holdings or the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to either Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative
Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the
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                                                                              98

Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

          9.11 The Arrangers. The Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

          9.12 Execution of Security Trust Deeds. Each Lender irrevocably authorizes the Security Agent to sign the English Security Trust Deed and the Irish Security Trust Deed and each Deed of Accession delivered to the Security Agent thereunder on its behalf and agrees to be bound by the terms of the English Security Trust Deed and the Irish Security Trust Deed.

                          SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

               (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

               (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement and the Foreign Guarantees, in each case without the consent of all Lenders;
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                                                                              99

               (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in
     Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of any Majority Revolving Credit Facility Lenders;

               (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

               (v) amend, modify or waive any provision of Section 9 without the consent of any Agent affected thereby;

               (vi) amend, modify or waive any provision of Section 2.8 or 2.9 without the written consent of the Swing Line Lender;

               (vii) amend, modify or waive any provision of Section 2.20 without the consent of each Lender directly affected thereby; or

               (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender.

          Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Majority Facility Lenders in respect of the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrowers and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

     Holdings:                Weigh-Tronix, LLC
                              293 S. Main Street
                              Providence, Rhode Island  02903
                              Attention:  Chief Financial Officer
                              Telephone:  (401) 272-4402
                              Facsimile:  (401) 751-8829
         with a copy to:      Berkshire Partners, LLC
                              One Boston Place
                              33rd Floor
                              Boston, MA  02108
                              Attention: Bradley M. Bloom
                              Telephone:  (617) 227-0050
                              Facsimile:  (617) 227-6105

     The Borrower:            SWT Finance B.V.
                              c/o Weigh-Tronix, LLC
                              293 S. Main Street
                              Providence, Rhode Island  02903
                              Attention:  Chief Financial Officer
                              Telephone:  (401) 272-4402
                              Facsimile:  (401) 751-8829

         with a copy to:      Berkshire Partners, LLC
                              One Boston Place
                              33rd Floor
                              Boston, MA  02108
                              Attention: Bradley M. Bloom
                              Telephone:  (617) 227-0050
                              Facsimile:  (617) 227-6105

     The Canadian Borrower:   Weigh-Tronix Canada, ULC
                              c/o Weigh-Tronix, LLC
                              293 S. Main Street
                              Providence, Rhode Island  02903
                              Attention:  Chief Financial Officer

                              Telephone:  (401) 272-4402
                              Facsimile:  (401) 751-8829

          with a copy to:     Berkshire Partners, LLC
                              One Boston Place
                              33rd Floor
                              Boston, MA  02108
                              Attention: Bradley M. Bloom
                              Telephone:  (617) 227-0050
                              Facsimile:  (617) 227-6105

     The Syndication Agent:   Lehman Commercial Paper Inc.
                              3 World Financial Center
                              New York, New York 10285
                              Attention:  Andrew Keith
                              Telecopy:  (212) 526-7691
                              Telephone:  (212) 526-4059

     The Administrative Agent
      (in respect of
      borrowings in Dollars): Fleet National Bank
                              100 Federal Street
                              MA DE 10307C
                              Boston, Massachusetts 02110
                              Attention: Al Lima
                              Telephone:  (617) 346-4665
                              Facsimile:  (617) 346-5833

          with copies to:     Fleet National Bank
                              100 Federal Street
                              MA DE 10011B
                              Boston, Massachusetts 02110
                              Attention: Connie Moore
                              Telephone:  (617) 434-9383
                              Facsimile:  (617) 434-4929

               and            Lehman Commercial Paper Inc.
                              3 World Financial Center
                              New York, New York 10285
                              Attention:  Andrew Keith
                              Telecopy:  (212) 526-7691
                              Telephone:  (212) 526-4059

     The Administrative Agent
       (in respect of borrowings
       in Euro and Sterling): Fleet National Bank
                              39 Victoria Street

                              London SW1H OEE
                              Attention: Mike Rowe
                              Telephone:  44 (0) 207-932-9253
                              Facsimile:  44 (0) 207-932-9364

          with copies to:     Fleet National Bank
                              100 Federal Street
                              MA DE 10011B
                              Boston, Massachusetts 02110
                              Attention: Connie Moore
                              Telephone:  (617) 434-9383
                              Facsimile:  (617) 434-4929
               and            Lehman Commercial Paper Inc.
                              3 World Financial Center
                              New York, New York 10285
                              Attention:  Andrew Keith
                              Telecopy:  (212) 526-7691
                              Telephone:  (212) 526-4059

     The Administrative Agent
        (in respect of all
        other notices):       Fleet National Bank
                              100 Federal Street
                              MA DE 10307C
                              Boston, Massachusetts 02110
                              Attention: Al Lima
                              Telephone:  (617) 346-4665
                              Facsimile:  (617) 346-5833

          with copies to:     Fleet National Bank
                              100 Federal Street
                              MA DE 10011B
                              Boston, Massachusetts 02110
                              Attention: Connie Moore
                              Telephone:  (617) 434-9383
                              Facsimile:  (617) 434-4929

               and            Lehman Commercial Paper Inc.
                              3 World Financial Center
                              New York, New York 10285
                              Attention:  Andrew Keith
                              Telecopy:  (212) 526-7691
                              Telephone:  (212) 526-4059

     Issuing Lender:          As notified by the Issuing Lender to the
                              Administrative Agent and the Borrower
provided that any notice, request or demand to or upon any Agent, the Issuing Lender or any Lender shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses. Each of Holdings and each of the Borrowers agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against Holdings or the Borrowers hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, neither Holdings nor either Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Holdings and the Borrowers agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrowers, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither Holdings nor either Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of Holdings or the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and Holdings, the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
10.1. Holdings and the Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a

Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. Holdings and the Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.21, 2.22 and
2.23 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.22, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Control Investment Affiliate thereof or, with the consent of Holdings and the Agents and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by any Lehman Entity for a period of 180 days following the Closing Date and (y) the consent of Holdings need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of Holdings, the Agents or the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by Holdings and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $2,500,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by Holdings and the Agents. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.21, 2.22 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of Holdings shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent shall, on behalf of Holdings and the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Holdings, the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the relevant Borrower marked "canceled". The Register shall be available for inspection by Holdings, the Borrowers or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to any Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Agents and Holdings. On or prior to such effective date, the relevant Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section

8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or either Borrower, any such notice being expressly waived by Holdings and each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or either Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or such Borrower, as the case may be. Each Lender agrees promptly to notify Holdings and the relevant Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Holdings and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrowers, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arrangers, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each of Holdings and each Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the relevant Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgments. Each of Holdings and each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and Holdings and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among Holdings, the Borrowers and the Lenders.

          10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to either Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section, (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.15  Release of Collateral and Guarantee Obligations.

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of Holdings in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of Holdings, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent and the Syndication Agent a Lender Addendum duly executed by such Lender, Holdings and each Agent.

          10.18 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to either the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency so purchased is less than the sum originally due to such Administrative Agent or such Lender in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

          10.20 Quebec Security. For greater certainty, and without limiting the powers of the Administrative Agent hereunder or under any of the other Loan Documents, each of the Borrowers hereby acknowledges that the Administrative Agent shall, for purposes of holding any security granted by the Canadian Borrower or any Foreign Guarantor on property pursuant to the laws of the Province of Quebec to secure obligations of the Canadian Borrower or any Foreign Guarantor under any debenture (the "Canadian Obligations"), be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Lenders, Agents and hedging counterparties pursuant to any Specified Hedge Agreement and in particular for all present and future holders of any debenture. Each of the Lenders (for themselves and for all present and future affiliates that may become hedging counterparties pursuant to any Specified Hedge Agreement) hereby irrevocably constitutes, to the extent necessary, the Administrative Agent as the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by the Canadian Borrower or any Foreign Guarantor in the Province of Quebec to secure the Canadian Obligations. Each assignee of a Lender, Agent or a hedging counterparty pursuant to any Specified Hedge Agreement shall be deemed to have confirmed and ratified the constitution of the Administrative Agent as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of the relevant assignment and assumption agreement. Notwithstanding the provisions of Section 32 of the Special Corporate Powers Act (Quebec), the Administrative Agent may acquire and be the holder of any debenture. The Canadian Borrower hereby acknowledges that such debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              WEIGH-TRONIX, LLC


                              By: /s/ Weigh-Tronix, LLC
                                 --------------------------------------
                                 Name:  Weigh-Tronix, LLC
                                 Title:


                              SWT FINANCE B.V.


                              By: /s/ SWT Finance B.V.
                                 --------------------------------------
                                 Name:  SWT Finance B.V.
                                 Title:


                              WEIGH-TRONIX CANADA, ULC


                              By: /s/ Weigh-Tronix Canada, ULC
                                 --------------------------------------
                                 Name:  Weigh-Tronix Canada,ULC
                                 Title:


                              LEHMAN BROTHERS INC.,
                              as sole advisor and Arranger


                              By: /s/ Lehman Brothers Inc.
                                 --------------------------------------
                                 Name:  Lehman Brothers Inc.
                                 Title:


                              LEHMAN COMMERCIAL PAPER INC., as
                                Syndication Agent


                              By: /s/ Lehman Commercial Paper Inc.
                                 --------------------------------------
                                 Name:  Lehman Commercial Paper Inc.
                                 Title:


                              FLEETBOSTON ROBERTSON STEPHENS INC., as Arranger


                              By: /s/ Fleetboston Robertson Stephens Inc.
                                 ----------------------------------------
                                 Name:  Fleetboston Robertson Stephens Inc.
                                 Title:


                              FLEET NATIONAL BANK, as Administrative
                                Agent, as Security Agent and
                                as Fronting Lender


                              By: /s/ Fleet National Bank
                                 --------------------------------------
                                 Name:  Fleet National Bank
                                 Title: